UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
(Amendment No.  )

Filed by the Registrant ☒       Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement

☒	Definitive Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Additional Materials

☐	Soliciting Material under Rule 14a-12

PACCAR INC
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.

☐	Fee paid previously with preliminary materials

☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

March 20, 2024

Dear Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of PACCAR Inc, which will be held in person at 10:30 a.m. on Tuesday, April 30, 2024, at the PACCAR Parts Distribution Center, located at 405 Houser Way North, Renton, Washington. Stockholders also have the option to view the Annual Meeting online at www.paccar.com/2024annualmeeting.

The principal business of the Annual Meeting is stated on the attached Notice of Annual Meeting of Stockholders. We will also provide an update on the Company’s activities. The Board of Directors recommends a vote FOR Items 1, 2, 3 and 4; a vote of THREE YEARS on Item 5; and a vote AGAINST Item 6.

Your VOTE is important. Whether or not you plan to attend the Annual Meeting, please vote your proxy either by mail, telephone or the internet.

Sincerely,

Mark C. Pigott

Executive Chairman of the Board

Notice of Annual Meeting of Stockholders

The Annual Meeting of Stockholders of PACCAR Inc will be held at 10:30 a.m. on Tuesday, April 30, 2024, in person at the PACCAR Parts Distribution Center, located at 405 Houser Way North, Renton, Washington, for these purposes:

1.	To elect as directors the twelve nominees named in the attached proxy statement to serve a one-year term ending in 2025.

2.	To approve the Third Amended and Restated Restricted Stock and Deferred Compensation Plan for Non-Employee Directors.

3.	To vote on an advisory resolution to approve executive compensation.

4.	To vote on an advisory basis on the ratification of the Company’s independent auditors.

5.	To vote on an advisory basis on the frequency (one, two or three years) of the stockholder advisory vote on executive compensation.

6.	To vote on a stockholder proposal regarding a report on climate-related policy engagement if properly presented at the meeting.

7.	To transact such other business as may properly come before the meeting.

Stockholders entitled to vote at this meeting are those of record as of the close of business on March 5, 2024.

IMPORTANT: The vote of each stockholder is important regardless of the number of shares held. Whether or not you plan to attend the meeting, please complete and return your proxy form.

Directions to the PACCAR Parts Distribution Center can be found on the back cover of the attached proxy statement. Stockholders also have the option to view the Annual Meeting online at www.paccar.com/2024annualmeeting.

By order of the Board of Directors

M. R. Beers

Secretary

Bellevue, Washington

March 20, 2024

PROXY STATEMENT

The Board of Directors of PACCAR Inc issues this proxy statement to solicit proxies for use at the Annual Meeting of Stockholders at 10:30 a.m., local time, on Tuesday, April 30, 2024, at the PACCAR Parts Distribution Center in Renton, Washington. This proxy statement includes information about the business matters that will be voted upon at the meeting. The executive offices of the Company are located at 777 106th Avenue N.E., Bellevue, Washington 98004. This proxy statement and proxy form were sent to stockholders on or about March 20, 2024.

GENERAL INFORMATION

Voting Rights

Stockholders eligible to vote at the meeting are those identified as owners at the close of business on the record date, March 5, 2024. Each outstanding share of common stock is entitled to one vote on each of the items presented at the meeting. At the close of business on March 5, 2024, the Company had 524,010,760 shares of common stock outstanding and entitled to vote.

Stockholders may vote at the meeting in person or by proxy. Stockholders viewing the meeting online will not be able to vote during the meeting. Execution of a proxy does not affect the right of a stockholder to attend or view the meeting. The Board recommends that stockholders exercise their right to vote by promptly completing and returning the proxy form either by mail, telephone or the internet.

Voting by Proxy

Mark C. Pigott and Mark A. Schulz are designated proxy holders to vote shares on behalf of stockholders at the 2024 Annual Meeting. The proxy holders are authorized to:

•	vote shares as instructed by the stockholders who have properly completed and returned the proxy form;

•	vote shares as recommended by the Board when stockholders have executed and returned the proxy form, but have given no instructions; and

•	vote shares at their discretion on any matter not identified in the proxy form that is properly brought before the Annual Meeting.

The Trustee for the PACCAR Inc Savings Investment Plan (the “SIP”) votes shares held in the SIP according to each member’s instructions on the proxy form. If no voting instructions are received, the Trustee will vote the shares in direct proportion to the shares for which it has received timely voting instructions, as provided in the SIP.

Proxy Voting Procedures

The proxy form allows registered stockholders to vote in one of three ways:

Mail. Stockholders may complete, sign, date and return the proxy form in the pre-addressed, postage-paid envelope provided.

Telephone. Stockholders may call the toll-free number listed on the proxy form and follow the voting instructions given.

Internet. Stockholders may access the internet address listed on the proxy form and follow the voting instructions given.

Telephone and internet voting procedures authenticate each stockholder by using a control number. The voting procedures will confirm that your instructions have been properly recorded. Stockholders who vote by telephone or internet should not return the proxy form.

Stockholders who hold shares through a broker or agent should follow the voting instructions received from that broker or agent.

Revoking Proxy Voting Instructions. A proxy may be revoked by a later-dated proxy or by written notice to the Secretary of the Company at any time before it is voted. Stockholders who hold shares through a broker should contact the broker or other agent if they wish to change their vote after executing the proxy.

Online Availability of Annual Meeting Materials

Important Notice Regarding the Availability of Proxy Materials for the Annual Stockholder Meeting to be held at 10:30 a.m. on April 30, 2024, in person at the PACCAR Parts Distribution Center in Renton, Washington. The 2024 proxy statement and the 2023 Annual Report to stockholders are available on the Company’s website at www.paccar.com/2024annualmeeting.

Stockholders who hold shares in a bank or brokerage account who previously elected to receive the annual meeting materials electronically and now wish to change their election and receive paper copies may contact their bank or broker to change their election.

Stockholders who receive annual meeting materials electronically will receive a notice when the proxy materials become available with instructions on how to access them over the internet.

Multiple Stockholders Sharing the Same Address

Registered stockholders at a shared address who would like to discontinue receipt of multiple copies of the annual report and proxy statement in the future should write to EQ Shareowner Services, Attn: Householding, P.O. Box 64874, St. Paul, Minnesota 55164-0874. Street name stockholders at a shared address who would like to discontinue receipt of multiple copies of the annual report and proxy statement in the future should contact their bank or broker.

Some street name stockholders elected to receive one copy of the 2023 Annual Report and 2024 Proxy Statement at a shared address prior to the 2024 Annual Meeting. If those stockholders wish to change that election, they may do so by contacting their bank, broker or PACCAR at 425.468.7581 or P.O. Box 1518, Bellevue, Washington 98009.

Vote Required and Method of Counting Votes

The presence at the Annual Meeting – in person or by duly authorized proxy – of a majority of all the stock issued and outstanding and having voting power shall constitute a quorum for the transaction of business. Abstentions are counted as shares present at the meeting.

Item 1: Election of Directors

In an uncontested director election, each director nominee shall be elected by the affirmative vote of the majority of the votes cast with respect to that director’s election at any meeting for the election of directors at which a quorum is present. A majority of votes cast means that the number of shares voted “for” a director’s election exceeds 50 percent of the number of votes cast with respect to that director’s election. Votes cast include votes “against,” but exclude “abstentions” and “broker nonvotes” with respect to that director’s election. Pursuant to the Company’s Bylaws, an incumbent director that is not elected by a majority vote will tender his or her resignation subject to acceptance by the Board. The Company’s Certificate of Incorporation does not provide for cumulative voting. Proxies signed, dated and returned unmarked will be voted FOR all of the nominees.

Please note that brokers and custodians may not vote on the election of directors in the absence of specific client instruction. Those who hold shares in such accounts are encouraged to provide voting instructions to the broker or custodian.

If any nominee is unable to act as director because of an unexpected occurrence, the proxy holders may vote the proxies for another person or the Board of Directors may reduce the number of directors to be elected.

Item 2: Approval of Third Amended and Restated Restricted Stock and Deferred Compensation Plan for Non-Employee Directors

Proxies signed, dated and returned unmarked will be voted FOR Item 2.

To be approved, Item 2 must receive the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the effect of a vote against the item. Broker nonvotes will not affect the outcome of the vote.

Item 3: Advisory Resolution to Approve Executive Compensation

Proxies signed, dated and returned unmarked will be voted FOR Item 3.

To be approved, Item 3 must receive the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the effect of a vote against the item. Broker nonvotes will not affect the outcome of the vote.

Item 4: Advisory Vote on the Ratification of Independent Auditors

Proxies signed, dated and returned unmarked will be voted FOR Item 4.

To be approved, Item 4 must receive the affirmative vote of a majority of the shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the effect of a vote against the item.

Item 5: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation

Proxies signed, dated and returned unmarked will be voted for holding a non-binding, advisory vote on executive compensation every THREE YEARS.

Stockholders may cast an advisory vote on how frequently stockholders will be asked to vote on executive compensation. Stockholders may select one, two or three years or may abstain from voting. The affirmative vote of a plurality of the shares present in person or by proxy and entitled to vote at the Annual Meeting will constitute the stockholder preference. Abstentions and broker nonvotes will not affect the outcome of the vote.

Item 6: Stockholder Proposal

Proxies signed, dated and returned unmarked will be voted AGAINST Item 6.

To be approved, Item 6 must receive the affirmative vote of a majority of shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions will have the effect of a vote against the item. Broker nonvotes will not affect the outcome of the vote.

STOCK OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

The following persons are known to the Company to be the beneficial owner of five percent or more of the Company’s common stock as of December 31, 2023:

Name and Address of Beneficial Owner	Shares Beneficially Owned		Percent of Class
BlackRock, Inc. 50 Hudson Yards New York, NY 10001	36,727,292	(a)	7.0

The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, PA 19355	62,166,965	(b)	11.9

(a)	BlackRock, Inc. and its subsidiaries reported on Schedule 13G filed January 26, 2024 that it has sole voting power over 33,050,099 shares and sole dispositive power over 36,727,292 shares.

(b)

The Vanguard Group, Inc. reported on Schedule 13G filed February 13, 2024 that it has shared voting power over 663,507 shares, sole dispositive power over 59,870,434 shares and shared dispositive power over 2,296,531 shares.

STOCK OWNERSHIP OF DIRECTORS AND EXECUTIVE OFFICERS

The following list includes all shares of the Company’s common stock beneficially owned by each Company director and Named Executive Officer, and by Company directors and executive officers as a group as of March 5, 2024 (amounts shown are rounded to whole share amounts):

Name	Shares Beneficially Owned	Percent of Class
Dame Alison J. Carnwath	18,378(a)	*
C. Michael Dozier	76,271(b)	*
Franklin L. Feder	21,368(a)	*
R. Preston Feight	352,858(b)	*
Kirk S. Hachigian	69,156(a)	*
Todd R. Hubbard	54,211(b)	*
Barbara B. Hulit	3,433(a)	*
Roderick C. McGeary	47,127(a)	*
Cynthia A. Niekamp	3,577(a)	*
John M. Pigott	3,480,166(a)(c)	*
Mark C. Pigott	5,791,109(d)	1.11
Ganesh Ramaswamy	16,178(a)	*
Harrie C. Schippers	215,197(b)	*
Mark A. Schulz	45,159(a)	*
Darrin C. Siver	179,970(b)	*
Gregory M. E. Spierkel	70,958(a)	*
Total of all directors and executive officers as a group (21 individuals)	10,566,703	2.02

* Does not exceed one percent.

(a)

Includes shares in the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors (the “RSDC Plan”) over which the participant has sole voting but no investment power. Also includes deferred stock units without voting rights in the RSDC Plan to be settled in shares of common stock as follows: A. J. Carnwath 18,378; F. L. Feder 21,368; K. S. Hachigian 69,156; B. B. Hulit 3,433; R. C. McGeary 47,127; C. A. Niekamp 3,433; J. M. Pigott 65,271; G. Ramaswamy 16,178; M. A. Schulz 31,703; G. M. E. Spierkel 70,958.

(b)

Includes shares allocated in the SIP for which the participant has sole voting and investment power as follows: R. P. Feight 16,225; H. C. Schippers 2,875; C. M. Dozier 18,766; D. C. Siver 23,160; T. R. Hubbard 6,351. Also includes restricted stock units (RSUs) without voting rights to be settled in shares of common stock as follows: R. P. Feight 75,982; H. C. Schippers 23,923; C. M. Dozier 12,164; D. C. Siver 12,164; T. R. Hubbard 6,331. Also includes options to purchase shares exercisable within 60 days of March 5, 2024 as follows: R. P. Feight 108,571; H. C. Schippers 82,842; C. M. Dozier 20,682; D. C. Siver 84,177; T. R. Hubbard 35,238. Also includes deferred cash awards accrued as stock units without voting rights under the Deferred Compensation Plan that are settled in shares of common stock: D. C. Siver 3,942.

(c)	Includes shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

(d)

Includes 163,740 shares allocated in the SIP for which he has sole voting and investment power. Also includes deferred cash awards accrued as 359,172 stock units without voting rights under the Deferred Compensation Plan and the Long-Term Incentive Plan that are settled in shares of common stock. Includes shares held in the name of a spouse and/or children to which beneficial ownership is disclaimed.

EXPENSES FOR SOLICITATION

Expenses for solicitation of proxies will be paid for by the Company. In addition to the mailing of these proxy materials, solicitation may be made by directors, officers and employees of the Company through electronic, telephone or personal solicitation, which will be made without additional compensation. The Company has retained D. F. King & Co., Inc. to aid in the solicitation of stockholders for a fee of approximately $11,000 plus reimbursement of expenses. The Company will request banks and brokers to solicit proxies from their customers and will reimburse those banks and brokers reasonable out-of-pocket costs for this solicitation.

ITEM 1:	ELECTION OF DIRECTORS

Twelve directors are to be elected at the meeting. The persons named below have been designated by the Board as nominees for election as directors for a term expiring at the Annual Meeting of Stockholders in 2025. All of the nominees are currently serving as directors of the Company.

BOARD NOMINEES FOR DIRECTORS

(TERMS EXPIRE AT THE 2025 ANNUAL MEETING)

MARK C. PIGOTT, age 70, is Executive Chairman of the Company and has held that position since April 2014. Mr. Pigott was Chairman and Chief Executive Officer of the Company from January 1997-April 2014, Vice Chairman from January 1995-December 1996, Executive Vice President from December 1993-January 1995, Senior Vice President from January 1990-December 1993, and Vice President from October 1988-December 1989. He served as a director of Franklin Resources Inc., an investment management company, from 2011-2021. He is the brother of John M. Pigott, a director of the Company. He has served as a director of the Company since 1994. Mr. Pigott has the attributes and qualifications listed in the Company guidelines for board membership including engineering and business degrees from Stanford University, thorough knowledge of the global commercial vehicle industry and an outstanding record of profitable growth generated through 45 years with the Company. PACCAR has benefited from an excellent record of industry-leading stockholder returns generated under his leadership.

DAME ALISON J. CARNWATH, age 71, has been a senior adviser to Evercore Partners, an independent corporate finance advisory firm (formerly known as Lexicon Partners) in the United Kingdom, since 2005. She has also served as a director of Coller Capital Ltd. since 2015, and as a director and audit committee chair of both EG Group Ltd. and ASDA Group Ltd. since 2021, all United Kingdom-based companies. She has been a member of the supervisory board and chair of the audit committee of BASF, a leading chemical company based in Germany, since 2014, and has served as a director of Zurich Insurance Group since 2012 and currently serves as audit committee chair. She previously served as chair of the advisory board at LivingBridge Services Ltd., a private equity firm (1999-2023); as chair of Land Securities P L C, the United Kingdom’s largest property company listed on the London Stock Exchange (2008-2018); as non-executive chair of MF Global Holdings Ltd. (2008-2010); and as a non-executive director of BP P.L.C. (2018-2021) and the Man Group Ltd. (2001-2013), all based in the United Kingdom. She has served as a director of the Company since 2005. Dame Alison has the attributes and qualifications listed in the Company guidelines for board membership including certification as a chartered accountant, service as chair (1999-2004) and chief executive (2001) of Videndum PLC (formerly the Vitec Group), a British supplier to the broadcast industry, and extensive experience in international finance and investment banking, including three years as a managing director of Donaldson, Lufkin & Jenrette International (1997-2000).

FRANKLIN L. FEDER, age 72, served as chief executive officer, Alcoa Latin America & Caribbean, of Alcoa Corporation, a global producer of bauxite, alumina and aluminum, from 2004-2014. He previously served as vice president financial planning & analysis and director of corporate development of Alcoa Corporation from 1999-2004, chief financial officer of Alcoa Latin America from 1994-1999 and director corporate planning from 1990-1994. He was also managing partner of Technomic Consultores from 1978-1988, and a partner at Booz Allen Hamilton Inc. from 1989-1990. He has served as a director of Minerals Technologies Inc. since 2017. He has also served as a director of Companhia Brasileira de Alumínio and AES Tiete Energia S.A. since 2016, of Prumo Logística S.A. since 2019, and, since 2021, as a member of the advisory board of Prada Assessoria, all Brasil-based companies. He previously served as a director of Intercement Brasil from 2017-2020, a director of Loma Negra Corporation from 2018-2020, a director of Unigel from 2016-2018, a director of Grupo Dahma from 2015-2016 and a director of Alexander Proudfoot from 2014-2016. He has served as a director of the Company since 2018. Mr. Feder has the attributes and qualifications listed in the Company guidelines for board membership including an M.B.A. from IMD in Lausanne, Switzerland and a B.A. from the Getulio Vargas Foundation in Sao Paulo, Brasil.

R. PRESTON FEIGHT, age 56, is Chief Executive Officer of the Company and has held that position since July 2019. Mr. Feight served as Executive Vice President of the Company from September 2018-June 2019, PACCAR Vice President and President of DAF Trucks from April 2016-August 2018, General Manager of Kenworth Truck Company and Vice President of PACCAR from January 2015-March 2016, Kenworth Assistant General Manager for Marketing and Sales from April 2012-December 2014 and Kenworth Chief Engineer from August 2008-March 2012. Previously he worked as an engineer at Ford Motor Company for six years and as an engineer at AlliedSignal Inc. for two years. He has served as a director of the Company since 2019. Mr. Feight has the attributes and qualifications listed in the Company guidelines for board membership including a B.S. in mechanical engineering from Northern Arizona University, an M.S. in engineering management from the University of Colorado and thorough knowledge of the global commercial vehicle industry gained through 26 years with the Company.

KIRK S. HACHIGIAN, age 64, served as executive chairman of JELD-WEN Holding, Inc., a global manufacturer of windows and doors, from 2016 to 2019; and as JELD-WEN’s chairman and chief executive officer from 2014 to 2016. He served as chairman and chief executive officer of Cooper Industries PLC, a global manufacturer of electrical products, from 2005 to 2012. Prior to joining Cooper, Mr. Hachigian was an executive with General Electric Company for eight years, including assignments in Mexico and Asia. He has served as the chairman of Allegion PLC since 2023 and as a director since 2013, including as chair of the corporate governance and nominating committee and previously as lead director. He has served as a director of NextEra Energy Inc. since 2013 and is chair of compensation committee. He has also served as a director of L3Harris Technologies, Inc. since 2023 and as a director of Cabinetworks Group from 2021-2022. He has served as a director of the Company since 2008. Mr. Hachigian has the attributes and qualifications listed in the Company guidelines for board membership including a B.S. degree in mechanical engineering from University of California at Berkeley and an M.B.A. from the University of Pennsylvania’s Wharton School of Business.

BARBARA B. HULIT, age 57, served as chief executive officer and president of the Advanced Healthcare Solutions segment of Fortive Corporation from July 2019 to January 2022, and as senior vice president from June 2016 to June 2019. While at Fortive, she had company-wide responsibility for the Fortive Business System (FBS) office, IT, procurement and high growth markets. Prior to the 2016 spin-off of Fortive from Danaher Corporation, Ms. Hulit held multiple executive roles at Danaher, including leading the Danaher Business System (DBS) office from 2012 to 2016 and serving as president of Fluke Corporation from 2005 to 2012. Prior to joining Danaher, Ms. Hulit worked at The Boston Consulting Group, Inc. for 13 years where she focused primarily on growth strategies. Ms. Hulit has served as a director of Envista Holdings Corporation, a global dental business, since 2021 and as a director of Novanta Corporation, a global technology supplier to medical and industrial manufacturers, since 2022. She has served as a member of the Dean’s Advisory Council for the Graduate School of the Kellogg School of Management at Northwestern University since 2012. She has served as a director of the Company since 2023. Ms. Hulit has the attributes and qualifications listed in the Company guidelines for board membership including an M.B.A from the Kellogg School of Management at Northwestern University, a B.A. in marketing from the University of Texas and over 30 years of experience in business strategy, operations, innovation, M&A and IT.

RODERICK C. MCGEARY, age 73, served in consulting and audit roles with KPMG LLP from 1972-2000 culminating in the position as co-vice chairman of consulting (1997-1999). He has served as a director of Raymond James Financial, Inc. since September 2015 and also served as a director of Cisco Systems, Inc. from 2003 to 2023. He was chairman of BearingPoint, Inc., formerly KPMG Consulting, LLC, a management and technology consulting firm, from 2004 to 2009 and was its interim chief executive officer from 2004 to 2005. He has served as a director of the Company since 2012. Mr. McGeary has the attributes and qualifications listed in the Company guidelines for board membership including a B.S. degree in accounting from Lehigh University, strong experience as a certified public accountant and extensive experience in management and technology consulting.

CYNTHIA A. NIEKAMP, age 64, served as senior vice president of automotive coatings at PPG Industries, Inc., a global leader in performance and industrial coatings. Ms. Niekamp joined PPG in 2009 as vice president of automotive coatings and was promoted to senior vice president in 2010. She also served as a member of the PPG operating committee from 2010 to 2016. Prior to joining PPG, Ms. Niekamp served as president and general manager of BorgWarner Inc.’s TorqTransfer Systems division, a global supplier of engineered-four-wheel drive systems to major automakers, from 2004 to 2008. She also served in various executive roles for MeadWestvaco Corporation (now part of WestRock Company) from 1995 to 2004, including as vice president, corporate strategy and planning; senior vice president, strategy and specialty operations; and chief financial officer. Ms. Niekamp has served as a director of Ball Corporation, a global provider of metal packaging and aerospace technologies, since 2016. She previously served as a director of Magna International Inc. (2014-2022), Cooper Tire & Rubber Company LLC (2011–2014), Rockwood Holdings, Inc. (2006-2009) and Delphi Corporation (2003-2005). She has served as a director of the Company since 2023. Ms. Niekamp has the attributes and qualifications listed in the Company guidelines for board membership including an M.B.A. from Harvard University, a bachelor’s degree with distinction in industrial engineering from Purdue University and over 33 years of experience in business and financial management, corporate strategy, emerging markets and strategic acquisitions.

JOHN M. PIGOTT, age 60, is a partner in Beta Business Ventures, LLC, a private investment company concentrating in natural resources, and was a partner in the predecessor company Beta Capital Group, LLC since 2003. He is the brother of Mark C. Pigott, a director of the Company. He has served as a director of the Company since 2009. Mr. Pigott has the attributes and qualifications listed in the Company guidelines for board membership including an engineering degree from Stanford, an M.B.A. from UCLA and a background in manufacturing gained through 12 years with the Company including five years as a senior manager of Company truck operations in the United Kingdom and in the United States. He is a substantial long-term stockholder in the Company.

GANESH RAMASWAMY, age 55, is Executive Vice President of Industrial & Energy Technology at Baker Hughes Company, an energy technology company with a diversified portfolio of technologies and services that span the energy and industrial value chain. Mr. Ramaswamy previously served as President of Global Services for Johnson Controls, a worldwide provider of technologies and solutions for buildings, from 2019 to 2022. From 2015 to 2019, Mr. Ramaswamy served in executive roles at Danaher Corporation, a diversified manufacturer of life sciences, diagnostics, and industrial products and services. His roles at Danaher included Senior Vice President of High Growth Markets at Beckman Coulter Diagnostics; President of Videojet Technologies Inc.; and Group Executive for Marking & Coding. From 2011 to 2015, Mr. Ramaswamy held executive roles at Hoya Corporation, including as President of Pentax Medical, a provider of endoscopic imaging devices and solutions. He began his career in product development and general management at GE Global Research and GE HealthCare. He has served as a director of the Company since 2021. Mr. Ramaswamy has the attributes and qualifications listed in the Company guidelines for board membership including a Ph.D. in mechanical engineering from the University of Pennsylvania, an M.B.A. from the University of Wisconsin – Milwaukee, an M.S. in mechanical engineering from Auburn University and a B.Tech. in mechanical engineering from the University of Kerala.

MARK A. SCHULZ, age 71, is currently president and chief executive officer of M. A. Schulz and Associates, a management consulting firm, and a founding partner in Fontinalis Partners LLC, a transportation technology strategic investment firm. He served as president of international operations at Ford Motor Company from 2005 until his retirement in 2007 and in a variety of executive roles during 35 years with Ford, including running Ford’s Mazda, Jaguar, Land Rover and Aston Martin affiliates and setting up manufacturing and distribution operations in South America, Europe, Asia and Africa. He has served as a director of NWTN Inc. since 2023. He has also served as a director of Dana Incorporated (2008-2018), as a director of Yellow Corporation (2007-2009) and as a director of the National Committee of United States-China Relations and the United States-China Business Council. He has served as a director of the Company since 2012 and as lead director since January 2020. Mr. Schulz has the attributes and qualifications listed in the Company guidelines for board membership including engineering degrees from Valparaiso University and the University of Michigan, an M.B.A. from the University of Detroit, an M.S. in management from the Massachusetts Institute of Technology and over 35 years of management experience in the automotive industry worldwide.

GREGORY M. E. SPIERKEL, age 67, served as chief executive officer of Ingram Micro Inc., a worldwide distributor of technology products, from 2005 to 2012. He previously served as president from March 2004-April 2005. During his 14-year tenure with that company, he held other senior positions including executive vice president. He has served as a director of Schneider Electric SE (Paris) since 2014 and also served as a director of MGM Resorts International from 2013 to 2023. He has served as a director of the Company since 2008. Mr. Spierkel has the attributes and qualifications listed in the Company guidelines for board membership including an M.B.A. from Georgetown University and 32 years of management experience around the world including seven years as chief executive of Ingram Micro Inc.

THE BOARD RECOMMENDS A VOTE FOR EACH OF THE NOMINEES.

BOARD GOVERNANCE

The Board of Directors has determined that the following persons served as independent directors in 2023 as defined by Nasdaq Rule 5605(a)(2): Dame Alison J. Carnwath, Franklin L. Feder, Kirk S. Hachigian, Barbara B. Hulit, Roderick C. McGeary, Cynthia A. Niekamp, Ganesh Ramaswamy, Mark A. Schulz and Gregory M. E. Spierkel.

The Board of Directors maintains a corporate governance section on the Company’s website, which includes key information about its governance practices. The Company’s Corporate Governance Guidelines, its Board committee charters and its Code of Business Conduct and Code of Ethics for Senior Financial Officers are located at www.paccar.com/about-us/board-of-directors. The Corporate Governance Guidelines prohibit the Company’s directors and executive officers from hedging or pledging their ownership of PACCAR stock. Employees, other than executive officers, are generally permitted to engage in transactions designed to hedge or offset market risk.

The Company’s leadership structure includes an Executive Chairman, a Chief Executive Officer and an independent lead director who serves for a three-year term. M. A. Schulz currently serves as lead director and was reelected for a three-year term beginning in January 2023. This leadership structure, in which the roles of the Executive Chairman and Chief Executive Officer are separate, together with an experienced and engaged lead director and independent key committees, is appropriate for the Company because it effectively allocates authority, responsibility and oversight between management, the Executive Chairman and the independent members of the Board.

The Company has policies to ensure a strong and independent board. The Board regularly meets in executive session without management. The lead director presides over the executive sessions of the Board’s independent directors. Seventy-five percent of the Company’s twelve current directors are independent as defined under Nasdaq rules.

The Board oversees risk through management presentations at Board meetings and through its Audit, Compensation and Nominating and Governance Committees. The Audit Committee charter provides that the Committee shall discuss with management the Company’s risk exposures, including cybersecurity risk, and the steps management has taken to monitor and control such exposures. As part of this process, the Committee receives periodic reports from the Company’s internal auditor and from its general counsel and the Committee reports to the full Board at least four times a year. The Compensation Committee oversees risk arising from the Company’s compensation programs and annually reviews how those programs manage and mitigate risk. The Nominating and Governance Committee oversees potential environmental, social and governance (ESG) risks and monitors legal developments and trends.

Stockholders may contact the Board of Directors by writing to: The Board of Directors, PACCAR Inc, 11th Floor, P.O. Box 1518, Bellevue, WA 98009, or by e-mailing PACCAR.Board@paccar.com. The Corporate Secretary will receive, process and acknowledge receipt of all written stockholder communications. Suggestions or concerns involving accounting, internal controls or auditing matters will be directed to the Audit Committee chairman. Concerns regarding other matters will be directed to the individual director or committee named in the correspondence. If no identification is made, the matter will be directed to the Executive Committee of the Board.

The Board of Directors met four times during 2023. Each member attended at least 75 percent of the combined total of meetings of the Board of Directors and the committees of the Board on which each served. All Company directors are expected to attend each annual stockholder meeting. Eleven directors attended the annual stockholder meeting in April 2023.

The Board has four standing committees. The members of each committee in 2023 are listed below with the chair of each committee listed first:

Audit Committee	Compensation Committee	Executive Committee	Nominating and Governance Committee
R. C. McGeary A. J. Carnwath B. B. Hulit G. M. E. Spierkel	K. S. Hachigian F. L. Feder C. A. Niekamp G. Ramaswamy	M. C. Pigott J. M. Pigott M. A. Schulz	M. A. Schulz A. J. Carnwath R. C. McGeary G. M. E. Spierkel

Audit Committee

The Audit Committee has responsibility for the selection, evaluation and compensation of the independent auditors and approval of all services they provide. The Committee annually assesses the independent public accounting firm’s qualifications, independence, performance and whether there should be a rotation of the Company’s independent accounting firm. The Committee and its chairperson are involved in the selection of the audit firm’s lead engagement partner. The Committee reviews the Company’s annual and quarterly financial statements, monitors the integrity and effectiveness of the audit process and reviews the corporate compliance programs. It monitors the Company’s system of internal controls over financial reporting and oversees the internal audit function.

The Company has a rigorous and thorough cybersecurity protocol. The Company’s information security risk council updates the Audit Committee throughout the year and also prepares reports for the Board of Directors. Members of the Audit Committee have cybersecurity expertise.

The Audit Committee charter describes the Committee’s responsibilities. It is posted at www.paccar.com/about-us/board-of-directors/audit-committee-charter. All four members of the Audit Committee meet the independence and financial literacy requirements of the SEC and Nasdaq rules. The Board of Directors designated all four members of the Audit Committee as financial experts. The Committee met six times in 2023.

Compensation Committee

The Compensation Committee has responsibility for reviewing and approving salaries and other compensation matters for executive officers. It administers the Long-Term Incentive Plan, the Senior Executive Yearly Incentive Compensation Plan and the Deferred Compensation Plan. The Committee establishes base salaries and annual and long-term performance goals for executive officers. It considers the opinion of the CEO when determining compensation for the executives that report to him. It also evaluates the CEO’s performance annually in executive session. It approves the attainment of annual and long-term goals by the executive officers.

The Committee has authority to employ a compensation consultant to assist in the evaluation of the compensation of the Company’s CEO and other executive officers. It did not employ a compensation consultant in 2023.

The Compensation Committee charter describes the Committee’s responsibilities. It is posted at www.paccar.com/about-us/board-of-directors/compensation-committee-charter. All four members of the Committee meet the director independence requirements of the SEC and Nasdaq rules and the “nonemployee director” requirements of Rule 16b-3 of the Securities Exchange Act of 1934 (the “Exchange Act”). The Committee met five times in 2023.

Nominating and Governance Committee

The Nominating and Governance Committee is responsible for evaluating director candidates and selecting nominees for approval by the independent members of the Board of Directors. It also makes recommendations to the Board on corporate governance matters, including director compensation, and environmental and social matters.

The Committee has established written criteria for the selection of new directors, which are available at www.paccar.com/about-us/board-of-directors/guidelines-for-board-membership. The criteria state that a diversity of perspectives, skills and business experience relevant to the Company’s global operations should be represented on the Board. The Committee recognizes the importance of having a diversity of gender, heritage and backgrounds to ensure that a variety of opinions and perspectives are represented on the Board. Initial lists of director candidates include qualified racially/ethnically and gender diverse candidates. To be a qualified director candidate, a person must have achieved significant success in business, education or public service, must not have a conflict of interest and must be committed to representing the long-term interests of the stockholders. In addition, the candidate must have the following attributes:

•	the highest ethical and moral standards and integrity;

•	the intelligence, education and experience to make a meaningful contribution to board deliberations;

•	the commitment, time and diligence to effectively discharge board responsibilities;

•	mature judgment, objectivity, practicality and a willingness to ask difficult questions; and

•	the commitment to work together as an effective group member to deliberate and reach consensus for the betterment of the stockholders and the long-term viability of the Company.

The Committee considers the names of director candidates submitted by management and members of the Board of Directors. It also considers recommendations by stockholders submitted in writing to: Chairman, Nominating and Governance Committee, PACCAR Inc, 11th Floor, P.O. Box 1518, Bellevue, WA 98009. Nominations by stockholders must include information set forth in the Company’s Bylaws. The Committee engages the services of a private search firm from time to time to assist in identifying and screening director candidates. The Committee evaluates qualified director candidates and selects nominees for approval by the members of the Board of Directors.

The Company’s Bylaws provide for proxy access by eligible stockholders. Stockholder nominations require compliance with Article III, Section 7 of the Bylaws.

The Nominating and Governance Committee charter describes the Committee’s responsibilities. It is posted at www.paccar.com/about-us/board-of-directors/nominating-and-governance-committee. Each of the four Committee members meets the independence requirements of the Nasdaq rules. The Committee met four times in 2023.

Executive Committee

The Executive Committee acts on routine Board matters when the Board is not in session. The Committee took action one time in 2023.

Board Composition and Diversity

PACCAR’s Board of Directors is committed to a broad range of experience and expertise that will build on the Company’s 118-year record of success. The composition of the Board reflects different genders, ethnicities, and geographic and cultural backgrounds that enhance the Board’s understanding of our employees, customers, dealers and other stakeholders.

Board Diversity Matrix (as of March 20, 2024)
Total Number of Directors	12
	Female	Male
Part I: Gender Identity
Directors	3	9
Part II: Demographic Background
Asian	—	1
Hispanic or Latinx	—	1
White	3	8
Two or More Races or Ethnicities	—	1

COMPENSATION OF DIRECTORS

The following table provides information on compensation for non-employee directors who served during the fiscal year ended December 31, 2023:

Summary Compensation

Name	Fees Earned or Paid in Cash ($) (a)	Stock Awards ($) (b)	All Other Compensation ($) (c)	Total ($) (d)
A. J. Carnwath	160,000	165,076	5,000	330,076
F. L. Feder	141,580	165,076	5,000	311,656
B. E. Ford (e)	48,970	165,076	0	214,046
K. S. Hachigian	151,971	165,076	5,000	322,047
B. B. Hulit	99,190	123,794	5,000	227,984
R. C. McGeary	185,000	165,076	5,000	355,076
C. A. Niekamp	95,769	123,794	10,000	229,563
J. M. Pigott	125,000	165,076	5,000	295,076
G. Ramaswamy	140,000	165,076	5,000	310,076
M. A. Schulz	187,500	165,076	10,000	362,576
G. M. E. Spierkel	165,529	165,076	5,000	335,605

(a)

Fees for non-employee directors include the 2023 annual retainer of $125,000, annual retainers of $20,000 for each member of the audit committee and annual retainers of $15,000 for each member of the compensation and nominating and governance committees, all paid quarterly. In addition, an annual $30,000 retainer is payable quarterly to the lead director, an annual $25,000 retainer is payable quarterly to the chair of the audit committee and an annual $17,500 retainer is payable quarterly to the chairs of the compensation and nominating and governance committees. If newly elected, retired or assigned to a different committee during the calendar year, the non-employee director receives prorated retainer(s). B. E. Ford and G. Ramaswamy elected to defer fees into stock units pursuant to the terms of the RSDC Plan described in the narrative below.

(b)

The grant date fair value of the restricted stock or RSU award granted on January 3, 2023 to non-employee directors (other than B. B. Hulit and C. A. Niekamp) was $165,076, calculated in accordance with FASB ASC Topic 718. See Note R, Stock Compensation Plans, to the Consolidated Financial Statements included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. The awards for B. B. Hulit and C. A. Niekamp were prorated for their Board service, which commenced on April 25, 2023. On December 31, 2023, non-employee directors did not hold any unvested shares of restricted stock and held unvested RSUs as follows: A. J. Carnwath 7,968; F. L. Feder 7,968; K. S. Hachigian 7,968; B. B. Hulit 1,655; R. C. McGeary 7,968; C. A. Niekamp 1,655; J. M. Pigott 7,968; G. Ramaswamy 7,161; M. A. Schulz 7,968; G. M. E. Spierkel 7,968.

(c)

Directors may participate in the Company’s matching gift program on the same basis as U.S. salaried employees. Under the program, the PACCAR Foundation matches donations participants make to eligible educational institutions up to a maximum annual donation of $5,000 per participant. In 2023, the PACCAR Foundation matched gifts of $5,000 each made by C. A. Niekamp and M. A. Schulz to educational institutions. In addition to the Company’s matching gift program, the PACCAR Foundation made donations of $5,000 each to charitable organizations selected by A. J. Carnwath, F. L. Feder, K. S. Hachigian, B. B. Hulit; R. C. McGeary, C. A. Niekamp; J. M. Pigott, G. Ramaswamy, M. A. Schulz and G. M. E. Spierkel.

(d)

B. E. Ford and G. Ramaswamy deferred some or all of their cash compensation earned in 2023 into stock units. None of the deferred compensation earned a rate of interest that exceeded 120 percent of the applicable federal long-term rate prescribed under Section 1274(d) of the Internal Revenue Code. Perquisites were less than the $10,000 reporting threshold.

(e)	B. E. Ford served as a director until her retirement from the Board of Directors on April 24, 2023.

Non-Employee Director Compensation Program

In addition to the cash compensation described in footnote (a) above, on the first business day of the year, each non-employee director receives $165,000 in restricted stock or RSUs under the RSDC Plan. The number of restricted shares or RSUs is determined by dividing $165,000 by the closing price of a share of Company stock on the first business day of the year and rounding up to the nearest whole share. Non-employee directors newly elected during the calendar year receive a prorated award to reflect the number of calendar quarters the director will serve in the year of election. RSUs are credited to the director’s deferred stock unit account. Restricted shares or RSUs vest three years after the date of grant or upon retirement, death or disability. Restricted shares receive dividends and voting rights and RSUs receive dividend equivalents (treated as if reinvested at the closing price of Company stock on the dividend date) and have no voting rights.

Non-employee directors may also elect to defer all or a part of their cash retainer and fees to an income account or to a stock unit account under the RSDC Plan. The income account accrues interest at a rate equal to the simple combined average of the monthly Aa Industrial Bond yield averages for the immediately preceding quarter and is compounded quarterly. The stock unit account is credited with the number of shares of Company common stock that could have been purchased at the closing price on the date the cash compensation is payable. Stock units receive dividend equivalents (as described above) and have no voting rights.

Deferred accounts are paid out at or after retirement or termination in accordance with the director’s election. The stock unit account is distributed in shares of the Company’s common stock. The deferred stock units held by non-employee directors are reflected in footnote (b) to the Stock Ownership Table on page 5.

The Company provides transportation or reimburses non-employee directors for travel and out-of-pocket expenses incurred in connection with their services. It also pays or reimburses directors for expenses incurred to participate in continuing education programs related to their service as a PACCAR director.

Stock Ownership Guidelines for Non-Employee Directors

All non-employee directors are expected to hold at least five times their annual cash retainer in Company stock and/or deferred stock units while serving as a director. Directors have five years from date of appointment to attain this ownership threshold. All non-employee directors with five or more years of service have the required stockholding as of January 1, 2024.

POLICIES AND PROCEDURES FOR TRANSACTIONS WITH RELATED PERSONS

Under its charter, the Audit Committee of the Board of Directors is responsible for reviewing and approving related-person transactions as set forth in Item 404 of the Securities and Exchange Commission Regulation S-K. The Committee will consider whether such transactions are in the best interests of the Company and its stockholders. The Company has written procedures designed to bring such transactions to the attention of management. Management is responsible for presenting related-person transactions to the Audit Committee for review and approval.

DELINQUENT SECTION 16(a) REPORTS

The Company believes that all of its directors and executive officers complied with all reporting requirements of Section 16(a) of the Exchange Act on a timely basis during 2023, based on written representations from the directors and officers that all reportable transactions were reported, except for the following: One report on Form 4, covering one transaction, for director G. Ramaswamy (relating to a grant of deferred stock units in lieu of cash compensation); and one report on Form 4, covering one transaction, for B. J. Poplawski (relating to the exercise of a stock option).

COMPENSATION OF EXECUTIVE OFFICERS

COMPENSATION DISCUSSION AND ANALYSIS (“CD&A”)

Executive Summary of Company Performance and Compensation Practices

In 2023, the Company reported record net sales and revenues of $35.13 billion and record net income of $4.60 billion. The Company has achieved 85 consecutive years of net income, paid annual dividends every year since 1941 and delivered a total stockholder return of 55 percent in 2023. PACCAR’s average annual total return to stockholders has exceeded that of the S&P 500 Index over the past 1-, 2-, 3-, 5-, 10-, 20-, 30-year periods ended December 31, 2023.

2023 Financial Results and Business Highlights:

•	Record consolidated net sales and revenues of $35.13 billion

•	Record net income of $4.60 billion

•	Year-end stockholders’ equity of $15.88 billion

•	Record cash dividends declared of $2.23 billion

•	Record 13.1% after-tax return on revenues

•	Record PACCAR Parts revenue of $6.41 billion

•	Record PACCAR Parts pre-tax income of $1.70 billion

•	Record Financial Services assets of $20.96 billion

•	Financial Services pre-tax income of $540.3 million

•	Record cash provided by operations of $4.19 billion

•	Delivered a record 204,200 vehicles worldwide

Key Compensation and Governance Practices

The Company emphasizes pay for performance and equity-based incentive programs designed to compensate executives for generating outstanding performance for stockholders.

•	Incentive-based pay (“Pay for Performance”) represents approximately 68 percent of the Named Executive Officers’ target total compensation.

•	Net income is the key metric in the annual incentive compensation program.

•

The key metrics for long-term incentive cash awards are the three-year change in net income, return on sales, return on capital and, beginning with the 2023-2025 performance cycle, total shareholder return, as compared with Peer Companies.

•	Executive officer stock ownership guidelines and holding requirements align executives’ long-term goals with that of stockholders.

•	There are no employment contracts, excise tax gross ups or significant perquisites for executive officers.

•	The Company does not discount, backdate, reprice or grant equity awards retroactively and prohibits the buy-out of underwater options.

•	The Company prohibits the hedging or pledging of Company stock or purchasing stock on margin for directors and executive officers.

•

The Company may claw back incentive compensation beyond applicable SEC and Nasdaq requirements where a financial restatement is caused by an executive officer’s fraud and the incentive compensation was based on financial results impacted by the restatement.

Compensation Program Objectives and Structure

PACCAR’s compensation programs are directed by the Compensation Committee of the Board of Directors (the “Committee”), composed exclusively of independent directors. The programs are designed to attract and retain high-quality executives, link incentives to the Company’s performance and align the interests of management with those of stockholders. These programs offer compensation that is competitive with companies that operate in the same industries globally. PACCAR’s goal is to achieve superior performance measured against its industry peers. The Company has achieved 85 consecutive years of net income, paid annual dividends every year since 1941 and delivered a total stockholder return of 55 percent in 2023. PACCAR’s average annual total return to stockholders has exceeded that of the S&P 500 Index over the past 1-, 2-, 3-, 5-, 10-, 20-, 30-year periods ended December 31, 2023. The compensation framework has these components:

Short-term performance compensation:

•	Salary. The fixed amount of compensation for performing day-to-day responsibilities.

•	Annual incentive cash compensation. Annual cash awards that focus on the attainment of Company profit targets and individual business unit goals.

Long-term performance compensation:

•

An equity- and cash-based Long-Term Incentive Plan (“LTIP”) that focuses on long-term growth in stockholder value, including three-year performance versus industry peers as measured by net income change, return on sales, return on capital and, beginning with the 2023-2025 LTIP cycle, total shareholder return. The equity-based compensation consists of stock options and restricted stock or restricted stock units (RSUs).

The Committee believes that this combination of salary, cash incentives and equity-based compensation provides appropriate incentives for executives to deliver superior short- and long-term business performance and stockholder returns.

The Named Executive Officers and all U.S. salaried employees participate in the Company’s retirement programs. The Named Executive Officers also participate in the Company’s unfunded Supplemental Retirement Plan described on page 30, which provides a retirement benefit to those employees affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and other qualified plan benefit limitations.

The Company does not provide any other significant perquisites or executive benefits to its Named Executive Officers.

Stockholder Approval for the Company’s Executive Compensation Programs

In 2023, stockholders voted on an advisory basis to approve the compensation of the Named Executive Officers (known as a “say on pay” vote), with 93 percent of the shares voting to approve the Company’s compensation practices. The Committee believes the stockholder vote affirms the Company’s conservative approach to executive compensation.

Executive Compensation Criteria

The Committee considers a number of important factors when reviewing and determining executive compensation, including job responsibilities, Company performance, business unit performance, individual performance and compensation for executives among peer organizations. The Committee also considers the opinion of the Chief Executive Officer when determining compensation for the executives that report to him.

Industry Compensation Comparison Groups. The Committee periodically utilizes information from published compensation surveys as well as compensation data from Peer Companies to determine if compensation for the Chief Executive Officer and other executive officers is competitive with the market. The Committee believes that comparative compensation information should be used in its deliberations. It does not specify a “target” compensation level for any given executive but rather a range of target compensation. The Committee has discretion to determine the nature and extent to which it will use comparative compensation data.

Role of Compensation Consultants. The Committee typically retains a compensation consultant to assess the competitiveness of the Company’s compensation programs every two years. It did not employ a compensation consultant in 2023. The Committee adopted the current executive salary structure effective January 1, 2023.

Peer Companies. As part of its analysis of comparative data, the Committee includes compensation data from Peer Companies. In particular, the Company measures its financial performance against Peer Companies when evaluating achievement of the cash portion of the LTIP Company Performance Goal. The Committee reviews the composition of the Peer Companies annually to ensure the companies are appropriate for comparative purposes. The Peer Companies are listed below. The Peer Group Index is listed on page 43.

Company Name	FY 2023 Revenue (in $ billions)
PACCAR Inc	35.1
AGCO Corporation	14.4
Caterpillar Inc.	67.1
Cummins Inc.	34.0
Daimler Truck Holding AG	60.5
Deere & Company	61.3
Eaton Corporation	23.2
Iveco Group N.V	17.5
Oshkosh Corporation	9.7
Terex Corporation	5.2
TRATON SE	50.7
AB Volvo	52.1

Elements of Total Compensation

The Company’s executive compensation program is comprised of base salaries, annual incentive cash and long-term incentives consisting of cash, stock options and restricted stock/RSUs.

Compensation Element	Designed To Reward	Relationship To The Objectives

Base Salary	• Experience, knowledge of the industry, duties and scope of responsibility	• Provides a level of cash compensation to attract and retain talented executives to the Company who can continue to improve the Company’s overall performance

Short-Term Incentive Compensation	• Success in achieving annual objectives	• Motivates executives to achieve specific Company-wide and business unit objectives • Provides competitive compensation to attract and retain talented executives

Long-Term Incentive Compensation	• Continued excellence and attainment of objectives over time • Success in long-term growth and development

•  Motivates executives to achieve long-term business unit and Company-wide objectives

•  Aligns the executives’ interests with long-term stockholder interests in order to increase overall stockholder value

•  Provides competitive compensation to attract and retain talented executives

Compensation Mix. The Company’s executive compensation program structure includes a balance of salary and annual and long-term incentives, including Company equity. For 2023, the Committee approved target allocations as displayed below for R. P. Feight, the Company’s CEO, and the other Named Executive Officers. The Company believes these allocations promote its objectives of profitable growth and superior long-term results, which benefit stockholders.

Base Salary. Base salary provides a level of compensation that is competitive with industry Peer Companies to attract and retain high-caliber executives. The midpoints of the base salary ranges are set at approximately the market median of the 2022 Mercer report with the minimum salary at 70 percent of the midpoint and the maximum salary at 130 percent of the midpoint. An executive officer’s actual salary relative to this salary range reflects his or her responsibility, experience, tenure with the Company and individual performance.

The Committee reviews base salaries every 12 to 24 months and may or may not approve changes. Consistent with this practice, the Committee reviewed the salary of each Named Executive Officer in 2023. The Committee considered performance, the addition of new responsibilities and the midpoint of the base salary range. The Chief Executive Officer suggested salary revisions for the other Named Executive Officers. The Committee approved salary percentage increases in 2023 as follows: R. P. Feight, 10.7 percent; H. C. Schippers, 5.0 percent; C. M. Dozier, 3.8 percent; D. C. Siver, 3.8 percent; T. R. Hubbard, 4.8 percent. The Committee believes these increases align the Named Executive Officers with the salaries of the median of the industry peer group reflecting current market trends and the responsibilities of the Named Executive Officers. The Committee believes that the base salary of each Named Executive Officer is appropriate based on scope of responsibility, experience, tenure with the Company, individual performance and competitive pay practices.

Annual Incentive Cash Compensation (“IC”). This program provides yearly cash incentives for the Named Executive Officers to achieve annual Company profit and business unit goals. Subject to the funding maximums established by the Committee that are described below under the heading “IC Funding Limit,” the Committee sets annual performance goals and a threshold, target and maximum award for each Named Executive Officer, expressed as a percentage of base salary. 2023 awards are measured on a sliding scale as follows:

% of Goal Achieved	<70%	70%	85%	100%	115%	130%	140% and above

% of Target Paid	0%	40%	70%	100%	130%	160%	200%

A hallmark of the annual cash incentive program has been a consistent and rigorous focus on achieving the Company’s annual net income goal. The Committee has chosen net income, not EBITDA or operating profit, as the chief financial metric for this program because it is the primary indicator of corporate performance to stockholders. When setting incentive compensation goals for the Named Executive Officers, the Committee believes that corporate performance is an appropriate measure of individual performance. Accordingly, the majority of the 2023 annual incentive compensation for the Chief Executive Officer and a substantial portion of the annual incentive compensation for each of the Named Executive Officers is based upon Company net income performance. The net income goal is proposed by Company management and approved by the Board and the Committee before or within the first 90 days of each year. The target level represents an amount of net income that the Committee determines is attainable with excellent performance under expected economic conditions. The remaining goals for the Chief Executive Officer and the other Named Executive Officers are based upon individual business unit or leadership criteria determined by the Committee for the Chief Executive Officer and by the Chief Executive Officer for the other Named Executive Officers. The Committee assesses annual goal achievement and approves awards for the Named Executive Officers.

For 2023, the Company’s net income target was $2.8 billion with a minimum incentive compensation threshold of $2.5 billion and a maximum incentive compensation threshold of $3.2 billion. Actual net income achieved was $4.6 billion. The Committee approved an overall payment for R. P. Feight of 180 percent of target, based on 140 percent achievement of the Company profit goal and 110 percent for his leadership in achieving the Company’s strategic initiatives in his role as Chief Executive Officer. The Committee approved an overall payment for H. C. Schippers of 182 percent of target, including 140 percent achievement of the business unit profit goal and 120 percent achievement for his leadership of Company growth initiatives. The Committee approved an overall payment for C. M. Dozier of 176 percent of target, including 140 percent achievement of the business unit profit goals and 110 percent achievement for his leadership of Company growth initiatives. The Committee approved an overall payment for D. C. Siver of 173.9 percent of target, including 137.4 percent achievement of the business unit profit goals and 110 percent achievement for his leadership of Company growth initiatives. The Committee approved an overall payment for T. R. Hubbard of 173 percent of target, including 140 percent achievement of the business unit profit goals and 105 percent for his leadership of Company growth initiatives. The Committee exercised discretion to reduce each Named Executive Officer’s maximum funding amount described below under the heading “IC Funding Limit” in determining payout as described above.

The following table outlines the 2023 goals and incentive awards for each of the current Named Executive Officers:

Name and Principal Position	Performance Measure	Target Award as a % of Base Salary	Performance Measure as a % of Target	Award Achieved as a % of Target
R. P. Feight Chief Executive Officer	Company Profit Goal Business Leadership	125	75 25	180.0

H. C. Schippers President & Chief Financial Officer	Company Profit Goal Business Unit Profit Business Leadership	95	40 30 30	182.0

C. M. Dozier Executive Vice President	Company Profit Goal Business Unit Profit Business Leadership	80	40 30 30	176.0

D. C. Siver Executive Vice President	Company Profit Goal Business Unit Profit Business Leadership	80	40 30 30	173.9

T. R. Hubbard Vice President	Company Profit Goal Business Unit Profit Business Leadership	65	30 40 30	173.0

IC Funding Limit. IC awards for the Named Executive Officers are subject to the terms of the Senior Executive Yearly Incentive Compensation Plan (the “IC Plan”) approved by the stockholders. The maximum amount that may be paid to any eligible participant in any year under the IC Plan is $4,500,000. Pursuant to the IC Plan, the Committee established a yearly funding plan limit for 2023 IC awards equal to a percentage of the Company’s net income (the “Annual Pool”) and assigned a percentage of the Annual Pool to each Named Executive Officer. The 2023 funding limit equaled three percent of the Company’s net income and the corresponding maximum share of such pool for the current Chief Executive Officer and the next four most highly compensated executive officers was 41.7 percent, 22.7 percent, 12.4 percent, 12.4 percent and 10.8 percent, respectively. The Committee, in its sole discretion, may reduce or eliminate (but not increase) any award otherwise payable to the Named Executive Officers under each officer’s funding maximum based on the achievement of the IC Plan goals, an assessment of individual performance and other factors within the discretion of the Committee. The Committee exercised such discretion in determining the IC awards for 2023 performance.

Long-Term Incentive Compensation (“LTIP”). The Company’s long-term incentive program is based on a multi-year performance period and provides annual grants of stock options and cash incentive awards. The program also includes restricted stock/RSUs, which are awarded to certain executives based on the attainment of an annual performance goal and vest over three years. The LTIP aligns the interests of executives with those of stockholders to focus on long-term growth in stockholder value. The 2023 target for each element of the long-term compensation program for each Named Executive Officer is calculated as a percentage of base salary as indicated in the table below:

Name	Long-Term Cash	Stock Options	Restricted Stock/RSUs
R. P. Feight	250%	600%	250%
H. C. Schippers	110%	400%	120%
C. M. Dozier	100%	380%	110%
D. C. Siver	100%	380%	110%
T. R. Hubbard	70%	150%	60%

Long-term incentive compensation cash award. This program focuses on long-term growth in stockholder value by providing an incentive for superior Company performance that is measured against Peer Companies’ performance over a three-year period. Company performance is measured by the three-year change in net income, return on sales, return on capital and, beginning with the 2023-2025 LTIP cycle, total shareholder return (weighted equally) as compared to the Peer Companies (“Company Performance Goal”). Named Executive Officers and all executive officers are eligible for a long-term incentive cash award based upon three-year performance goals approved by the Committee with a new performance period beginning every calendar year.

Subject to the funding maximums established by the Committee that are described below under the heading “LTIP Funding Limit,” the Committee approved the following goals for the 2023-2025 cycle:

Name	Financial Performance and Individual Performance Measures for LTIP 2023-2025 Cycle	Performance Measure as a % of Target
R. P. Feight	Company Performance Goal Business Leadership	75 25
H. C. Schippers	Company Performance Goal Business Unit Profit Business Leadership	50 30 20
C. M. Dozier	Company Performance Goal Business Unit Profit Business Leadership	50 25 25
D. C. Siver	Company Performance Goal Business Unit Profit Business Leadership	50 25 25
T. R. Hubbard	Company Performance Goal Business Unit Profit Business Leadership	25 40 35

The Committee believes that the three-year change in net income, return on sales, return on capital and total shareholder return are excellent indicators of the Company’s performance against the Peer Companies. The target amount will be earned if the Company’s financial performance ranks above at least half of the Peer Companies. The maximum cash award amount will be earned if the Company’s financial performance ranks above all of the Peer Companies. No award will be earned if the Company’s financial performance ranks in the bottom 25 percent of the Peer Companies. The Company has used this rigorous comparison goal for over 15 years. During that period the Company ranked above 50 percent of the Peer Companies in 12 of the last 15 years, demonstrating excellent performance against the Peer Companies and providing superior returns to stockholders.

The remaining portion of the award for the Chief Executive Officer and the Named Executive Officers is based upon individual business unit and leadership goals determined by the Committee for the Chief Executive Officer, and by the Chief Executive Officer for the other Named Executive Officers, measured over a three-year performance cycle. The Committee assesses goal achievement for the prior three-year period in April following completion of the applicable cycle and approves awards for the Named Executive Officers at such time. Long-term incentive cash awards are measured on a sliding scale as indicated below:

% of Goal Achieved	<75%	75%	100%	125%	150% and above

% of Target Paid	0%	50%	100%	150%	200%

In April 2023, the Committee determined cash awards for the three-year period ending December 31, 2022. For the 2020-2022 LTIP cycle, the Company ranked third among the eleven Peer Companies and the Committee approved a payout of 150 percent of target on the Company Performance Goal for each Named Executive Officer.

All Named Executive Officers in the 2020-2022 LTIP cycle had goals in addition to the Company Performance Goal. The award for R. P. Feight was based 25 percent on strategic goals focused on market share growth and PACCAR’s zero emissions strategy development. The Committee determined that R. P. Feight exceeded each goal and approved an overall payout of 152.5 percent of target. The award for H. C. Schippers was based 30 percent on business unit profit at DAF and Worldwide Financial Services and 20 percent on business unit leadership. The Committee determined that H. C. Schippers exceeded each goal and approved an overall payout of 156.4 percent of target. The award for C. M. Dozier was based 25 percent on business unit profit at Kenworth and PACCAR Australia and 25 percent on business unit leadership. The Committee determined that C. M. Dozier exceeded each goal and approved an overall payout of 148.5 percent of target. The award for D. C. Siver was based 25 percent on business unit profit at Peterbilt, PACCAR Parts and PACCAR Engine Company and 25 percent on business unit leadership. The Committee determined that D. C. Siver exceeded each goal and approved an overall payout of 144.7 percent of target. The award for T. R. Hubbard was based 30 percent on business unit profit at Worldwide Financial Services and 35 percent on business unit leadership. The Committee determined that T. R. Hubbard exceeded each goal and approved an overall payout of 161.5 percent of target. The Committee exercised discretion to reduce each Named Executive Officer’s maximum funding amount described below under the heading “LTIP Funding Limit” in determining payout as described above. The long-term cash awards for the 2021-2023 LTIP cycle have not been determined as of the date of this proxy statement because peer group comparison data was not available.

LTIP Funding Limit. The maximum cash portion amount that may be paid to any eligible participant in any year under the LTIP program is $7,000,000. The LTIP awards for the Named Executive Officers are subject to the conditions of payment set forth in the Long-Term Incentive Plan. Pursuant to the LTIP, the Committee established a funding limit for the 2023-2025 LTIP performance cycle equal to one percent of the Company’s cumulative net income and the maximum share of such pool assigned to the current Chief Executive Officer and the next four most highly compensated executive officers was 54.5 percent, 17.2 percent, 10.1 percent, 10.1 percent and 8.1 percent, respectively. The Committee, in its sole discretion, may reduce or eliminate (but not increase) any award otherwise payable to the Named Executive Officers under each officer’s funding maximum based on the achievement of the LTIP goals, an assessment of individual performance and other factors within the discretion of the Committee.

Stock options. The Committee includes stock options in its compensation program because stock options link the interests of executives directly with stockholders’ interests through increased individual stock ownership. Stock options are granted by the Committee once each year on a predetermined date after the fourth-quarter earnings release and are not repriced, backdated or purchased by the Company. The number of options is determined by multiplying the executive’s base salary on the grant date by a target award percentage and dividing by the average closing price of the Company’s stock on the first five trading days of the year. The exercise price of stock options is the closing price of the Company’s stock on the date of grant. Options become exercisable at the end of a three-year vesting period and expire ten years after the date of grant. A participant who elects to retire at age 62 with 15 years of service, but before age 65, has ten years from date of grant to exercise vested options and a prorated number of stock options which are not otherwise exercisable at the time of retirement will become immediately exercisable, and may thereafter be exercised by the participant at any time within ten years after the date of grant. A participant who retires at or after age 65 has the full term to exercise options and unvested options will continue to vest. Vesting may be accelerated in the event of a change in control.

The Committee granted stock options on February 8, 2023 in accordance with the target award percentages listed on page 20. All stock options granted in 2023 vest and become exercisable on January 1, 2026 and remain exercisable until February 8, 2033, unless the participant’s employment terminates earlier for reasons other than retirement or the participant is demoted to an ineligible position.

Annual restricted stock program. Performance-based restricted stock and RSUs are included in the program because they link the interests of executives directly with stockholders’ interests through increased individual stock ownership and add a performance goal that is tied to the success of the Company’s business. The Committee sets a Company performance goal on or before the first 90 days of the year, and restricted stock or RSU grants are made in the following year if the Committee determines that the performance goal is achieved. The number of restricted shares or RSUs is determined by multiplying the executive’s base salary by the target award percentage and dividing by the average closing price of the Company’s stock on the first five trading days of the year. The restricted stock or RSUs vest 25 percent on the first day of the month following the grant and an additional 25 percent on each succeeding first of January. Unvested awards are forfeited upon termination unless termination is by reason of death, disability or retirement. All awards vest immediately upon a change in control. Each Named Executive Officer has the same rights as all other stockholders to vote the restricted shares and to receive cash dividends. Named Executive Officers may elect to receive RSUs instead of restricted stock on the above terms, except that RSUs do not have voting rights and receive dividend equivalents that are credited to a stock unit account.

The performance goal for 2023 was five percent after-tax return on revenue. The goal was determined based on the average return on revenues of heavy- and medium-duty truck manufacturers in Europe and North America. Return on revenue is defined as net income divided by total revenues.

On February 5, 2024, the Committee determined that the 2023 performance goal was achieved and approved the grant of restricted stock or RSUs consistent with the target award percentages listed on page 20. The restricted stock or RSUs granted on February 5, 2024 for 2023 performance are included in footnote (b) on page 27.

Compensation of the Chief Executive Officer

The Committee applies the same compensation philosophy, policies and comparative data analysis to the Chief Executive Officer as it applies to the other Named Executive Officers. The Chief Executive Officer is the only officer with overall responsibility for all corporate functions and, as a result, has a greater percentage of his total compensation based on the overall financial performance of the Company. Under his leadership in 2023, the Company achieved record annual revenues and record net income.

Deferral of Annual and Long-Term Performance Awards

The Committee administers a Deferred Compensation Plan described on page 31, which allows eligible employees to defer cash incentive awards into an income account or a stock unit account. Both accounts are unfunded and unsecured. This program provides tax and retirement planning benefits to participants and market-based returns on amounts deferred. Certain deferrals are subject to Internal Revenue Code Section 409A. Payouts from the income account are made in cash either in a lump sum or in a maximum of 15 annual installments in accordance with the executive’s payment election. Stock unit accounts are paid out in Company stock either in a one-time distribution or in a maximum of 15 annual installments in accordance with the executive’s payment election. Participation in the Deferred Compensation Plan is voluntary.

Stock Ownership Guidelines

The Company’s executive officers are required to meet stock ownership guidelines that reflect alignment of senior executives’ long-term goals with that of the Company stockholders. The minimum number of shares of Company stock and deferred stock units expected to be held by each category of executive officer is as follows: the Chief Executive Officer — five times base salary; other Named Executive Officers — three times base salary; and other executive officers — one times base salary. Company executive officers have three years from the first January after the executive first holds the qualifying position to attain the stock ownership target. The Committee reviews compliance with the guidelines each year. Executives who are not in compliance with the ownership threshold must retain all vested stock awards and at least 50 percent of after-tax shares acquired through the exercise of stock options until the applicable stock ownership threshold is met. As of January 1, 2024, all executive officers either had achieved the stock ownership threshold or were within the time allowed to meet it.

Effect of Post-Termination Events

The Company has no written employment agreement with its Chief Executive Officer or with any Named Executive Officer. Executive compensation programs provide full benefits only if a Named Executive Officer remains with the Company until normal retirement at age 65. In general, upon a termination without cause, a Named Executive Officer retains vested benefits but receives no enhancements or severance. In a termination for cause, the executive forfeits all benefits except those provided under a qualified pension plan. Long-term cash incentives are prorated upon retirement at age 62, with 15 years of service, or death and are awarded at the maximum level upon a change in control. The annual restricted stock/RSU grants become fully vested at retirement, death or a change in control. The Company believes that the benefits described in this section help it attract and retain its executive officers by providing financial security in the event of certain qualifying terminations of employment or a change in control of the Company. The fact that the Company provides these benefits does not materially affect other decisions that the Company makes regarding compensation. The Company maintains a separation pay plan for all U.S. salaried employees that provides a single payment of up to six months of base salary in the event of job elimination in a business restructuring or reduction in the workforce. The Named Executive Officers are eligible for the benefit on the same terms as any other eligible U.S. salaried employee.

Effect of Tax Treatment

While the Committee considers the deductibility of compensation as one factor in determining executive compensation, the Committee believes that it is in the best interests of our stockholders to structure a program that is considered to be the most effective in attracting, motivating and retaining key executives.

Compensation Forfeiture

In the event the Board determines that an executive officer has engaged in misconduct detrimental to the Company, including fraudulent conduct which results in a material inaccuracy in the Company’s financial statements, the officer may be terminated for cause and all unpaid compensation forfeited. Cause is defined to include: an act of embezzlement, fraud or theft; the deliberate disregard of the rules of the Company or a subsidiary; any unauthorized disclosure of any secret or confidential information of the Company or a subsidiary; any conduct which constitutes unfair competition with the Company or a subsidiary; or inducing any customer of the Company or a subsidiary to breach any contracts with the Company or a subsidiary. The provisions do not allow for recoupment of base salary which has been previously paid.

The Company adopted an incentive compensation recovery policy in accordance with Rule 10D-1 of the Exchange Act and Nasdaq Rule 5608 that requires the Company to recover excess incentive compensation that was paid to an executive officer based in whole or in part on financial results that were subject to a restatement of the Company’s financial statements. Additionally, in the event the Board determines that an executive officer has engaged in fraud that has caused or substantially contributed to the restatement, the Board in its discretion may recover from the officer or former officer any or all incentive compensation based in whole or in part on the financial results that were subject to the restatement.

Conclusion

The Company’s compensation programs are designed and administered in a manner consistent with its conservative executive compensation philosophy and guiding principles. The programs emphasize the retention of key executives and appropriate rewards for excellent results. The Committee monitors these programs in recognition of the dynamic marketplace in which the Company competes for talent. The Company will continue to emphasize Pay for Performance and equity-based incentive programs that compensate executives for results that are consistent with generating outstanding performance for its stockholders.

COMPENSATION COMMITTEE REPORT

The Committee reviewed and discussed the Compensation Discussion and Analysis Section (“CD&A”) for 2023 with management. Based on the Committee’s review and its discussions with management, the Committee recommends to the Board of Directors that the CD&A be included in the Company’s proxy statement for the 2024 Annual Meeting and incorporated by reference into the Company’s Annual Report on Form 10-K for the year ended December 31, 2023.

THE COMPENSATION COMMITTEE

K. S. Hachigian, Chairman

F. L. Feder

C. A. Niekamp

G. Ramaswamy

2023 Summary Compensation

The following table provides information on compensation for the Named Executive Officers for the last three fiscal years ended December 31, 2023:

Name and Principal Position	Year	Salary ($)	Stock Awards (Restricted Stock/ RSUs) ($) (a)	Option Awards ($) (b)	Non-Equity Incentive Plan Compensation ($) (c)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (d)	All Other Compensation ($) (e)	Total ($)
R. P. Feight	2023	1,544,231	4,262,500	1,856,874	3,487,500	4,486,196	21,364	15,658,665
Chief Executive Officer	2022	1,400,000	3,850,000	1,323,050	6,619,000	43,437	20,250	13,255,737
	2021	1,393,077	3,850,000	1,372,256	3,143,490	3,022,430	19,500	12,800,753

H. C. Schippers	2023	1,035,577	1,320,000	798,662	1,793,838	1,727,788	21,364	6,697,229
President & Chief	2022	994,038	1,320,000	630,020	3,207,787	124,863	15,250	6,291,958
Financial Officer	2021	948,269	1,254,000	620,806	2,282,113	1,176,042	14,500	6,295,730

C. M. Dozier	2023	674,038	816,750	512,148	950,400	1,385,504	16,500	4,355,340
Executive Vice President	2022	635,769	528,000	189,032	1,353,964	0	15,250	2,722,015
	2021	596,538	528,000	196,053	859,530	861,450	14,500	3,056,071

D. C. Siver	2023	674,038	816,750	512,148	939,060	1,126,552	16,500	4,085,048
Executive Vice President	2022	635,769	528,000	189,032	1,426,543	458	15,250	2,795,052
	2021	600,000	528,000	196,053	1,008,400	499,034	14,500	2,845,987

T. R. Hubbard	2023	542,692	363,000	164,730	618,475	601,838	16,500	2,307,235
Vice President

(a)

Represents dollar-denominated restricted equity rights awarded in 2023 under the LTIP and settled in restricted stock or RSUs in February 2024 following achievement of an annual performance goal. The amounts shown are calculated by applying the applicable target award percentage to the individual’s maximum potential base salary.

(b)

Represents the aggregate grant date fair value of stock options granted under the LTIP on February 8, 2023, February 7, 2022 and February 4, 2021, calculated in accordance with FASB ASC Topic 718. For additional accounting information, including the Company’s Black-Scholes-Merton option pricing model assumptions, refer to Note R in the Consolidated Financial Statements in the Company’s Annual Reports on Form 10-K for 2023, 2022 and 2021.

(c)

Amounts for 2023 represent the awards earned under the IC Plan in 2023 that are determined and paid in 2024. Cash awards earned under the LTIP for the 2021-2023 cycle will not be determined until late April 2024. Amounts for 2022 and 2021 include IC and LTIP cash awards.

(d)

Represents the aggregate change in value during 2023 of benefits accrued under the Company’s qualified defined-benefit retirement plan and Supplemental Retirement Plan (R. P. Feight $4,486,196; H. C. Schippers $862,230; C. M. Dozier $1,385,504; D. C. Siver $1,126,089; T. R. Hubbard $601,838; H. C. Schippers change in value of benefits accrued under the DAF defined benefit plan and his transition agreement, $43,624 and $821,934, respectively; and the interest earned under the Deferred Compensation Plan in excess of 120 percent of the applicable federal long-term rate as prescribed under Section 1274(d) of the Internal Revenue Code (D. C. Siver $463). Company retirement benefits are described in the accompanying Pension Benefits disclosure.

(e)

Represents Company matching contributions to the SIP (401(k) plan) of $16,500 for each Named Executive Officer for 2023, $15,250 for 2022 and $14,500 for 2021. In 2023, amounts include income related to tax preparation services for R. P. Feight and H. C. Schippers of $4,864 each. In 2022 and 2021, amounts also a gift of $5,000 made by the PACCAR Foundation to a charitable organization selected by R. P. Feight. Aggregate perquisites were less than $10,000 for all Named Executive Officers.

2023 Grants of Plan-Based Awards

The following table shows all plan-based awards granted to the Named Executive Officers during 2023:

Name	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (a)			Estimated Future Payouts Under Equity Incentive Plan Awards		All Other Option Awards: Number of Securities Underlying Options (#)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards ($)
		Threshold ($)	Target ($)	Maximum ($)	Target ($)	Maximum ($)
R. P. Feight
Restricted Equity Rights (b)	2/8/2023				3,875,000	4,262,500
Stock Options (c)	2/8/2023						141,038	71.95	1,856,874
LTIP Cash (c)		246,591	3,875,000	7,750,000
Annual Incentive Cash (d)		193,750	1,937,500	3,875,000

H. C. Schippers
Restricted Equity Rights (b)	2/8/2023				1,200,000	1,320,000
Stock Options (c)	2/8/2023						60,662	71.95	798,662
LTIP Cash (c)		50,000	1,100,000	2,200,000
Annual Incentive Cash (d)		59,138	985,625	1,971,250

C. M. Dozier
Restricted Equity Rights (b)	2/8/2023				742,500	816,750
Stock Options (c)	2/8/2023						38,900	71.95	512,148
LTIP Cash (c)		30,682	675,000	1,350,000
Annual Incentive Cash (d)		21,600	540,000	1,080,000

D. C. Siver
Restricted Equity Rights (b)	2/8/2023				742,500	816,750
Stock Options (c)	2/8/2023						38,900	71.95	512,148
LTIP Cash (c)		30,682	675,000	1,350,000
Annual Incentive Cash (d)		21,600	540,000	1,080,000

T. R. Hubbard
Restricted Equity Rights (b)	2/8/2023				330,000	363,000
Stock Options (c)	2/8/2023						12,512	71.95	164,730
LTIP Cash (c)		14,000	385,000	770,000
Annual Incentive Cash (d)		42,900	357,500	715,000

(a)	See the CD&A for how these amounts are determined.

(b)

Represents dollar-denominated rights that are settled in restricted stock/RSUs under the LTIP described on page 20 following satisfaction of an annual performance goal. The restricted equity rights were settled on February 5, 2024 based on the average closing price of the Company’s stock on the first five trading days of 2024, as follows: R. P. Feight 43,436; H. C. Schippers 13,268; C. M. Dozier 8,282; D. C. Siver 8,282; T. R. Hubbard 3,728. The grant date fair value of the restricted stock/RSUs, calculated using the closing price of Company stock on February 5, 2024 of $104.16, is as follows: R. P. Feight $4,524,294; H. C. Schippers $1,381,995; C. M. Dozier $862,653; D. C. Siver $862,653; T. R. Hubbard $388,308.

(c)	Represents stock options granted or cash awards made under the LTIP.

(d)	Represents awards under the Company’s IC Plan described on page 19.

2023 Outstanding Equity Awards at Fiscal Year-End

The following table shows all outstanding stock option and restricted stock or RSU awards held by the Named Executive Officers on December 31, 2023:

		Option Awards (a)				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Vesting Date	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#) (b)	Market Value of Shares or Units of Stock That Have Not Vested ($) (c)
R. P. Feight	144,762	0	61.26	1/1/2024	2/2/2031	11,374	1,110,671
	0	136,440	62.87	1/1/2025	2/7/2032	28,422	2,775,408
	0	141,038	71.95	1/1/2026	2/8/2033	43,791	4,279,191

H. C. Schippers	5,000	0	41.64	1/1/2018	2/4/2025	4,835	472,138
	17,352	0	33.33	1/1/2019	2/4/2026	9,744	951,502
	64,797	0	50.79	1/1/2023	2/4/2030	13,650	1,332,923
	65,490	0	61.26	1/1/2024	2/2/2031
	0	64,971	62.87	1/1/2025	2/7/2032
	0	60,662	71.95	1/1/2026	2/8/2033

C. M. Dozier	20,682	0	61.26	1/1/2024	2/7/2031	1,541	150,479
	0	19,494	62.87	1/1/2025	2/7/2032	3,897	380,542
	0	38,900	71.95	1/1/2026	2/8/2033	6,006	586,486

D. C. Siver	19,167	0	45.79	1/1/2021	2/7/2028	1,680	164,052
	24,411	0	43.71	1/1/2022	2/6/2029	3,897	380,542
	19,917	0	50.79	1/1/2023	2/4/2030	6,006	586,486
	20,682	0	61.26	1/1/2024	2/2/2031
	0	19,494	62.87	1/1/2025	2/7/2032
	0	38,900	71.95	1/1/2026	2/8/2033

T. R. Hubbard	8,829	0	45.79	1/1/2021	2/7/2028	1,043	101,849
	9,904	0	43.71	1/1/2022	2/6/2029	2,313	225,864
	11,055	0	50.79	1/1/2023	2/4/2030	3,567	348,318
	12,279	0	61.26	1/1/2024	2/2/2031
	0	11,574	62.87	1/1/2025	2/7/2032
	0	12,512	71.95	1/1/2026	2/8/2033

(a)

Represents stock options granted under the LTIP that vest in full on the third January 1 following the grant date. The vesting date may be accelerated if a change in control occurs. Options expire ten years from the date of grant unless employment is terminated earlier.

(b)

Represents restricted stock/RSUs granted in settlement of restricted equity rights under the LTIP, which vest in four equal tranches commencing on March 1 following the grant date and then on January 1 of each year.

(c)	The amount shown represents the number of shares multiplied by the closing price of the Company’s stock on December 31, 2023 of $97.65.

2023 Option Exercises and Stock Vested

The following table shows all stock options exercised and restricted stock or RSU awards that vested during 2023 for the Named Executive Officers and the value realized upon exercise or vesting:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (a)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (b)

R. P. Feight	173,211	5,719,153	43,853	2,984,214

H. C. Schippers	68,712	2,676,842	19,118	1,289,707

C. M. Dozier	47,307	1,263,664	6,790	460,457

D. C. Siver	0	0	7,335	496,416

T. R. Hubbard	14,300	543,104	4,438	300,215

(a)

The dollar amounts shown are determined by multiplying the number of shares of the Company’s common stock by the difference between the per-share market price of the Company’s common stock at the time of exercise and the exercise price of the options.

(b)	The dollar amounts are determined by multiplying the number of restricted shares or RSUs that vested by the per-share closing price of the Company’s common stock on the vesting date.

2023 Pension Benefits

The following table shows the present value of the retirement benefit payable to the Named Executive Officers as of December 31, 2023:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
R. P. Feight	Retirement Plan	25	1,049,466	0
	Supplemental Retirement Plan	25	13,564,303	0
H. C. Schippers	Retirement Plan (DAF)	30	464,040	0
	Retirement Plan (US)	7	419,293	0
	Supplemental Retirement Plan	7	3,102,095	0
	Transition Agreement	7	3,215,164	0
C. M. Dozier	Retirement Plan	35	1,578,022	0
	Supplemental Retirement Plan	35	5,258,438	0
D. C. Siver	Retirement Plan	30	1,296,680	0
	Supplemental Retirement Plan	30	4,558,283	0
T. R. Hubbard	Retirement Plan	16	848,628	0
	Supplemental Retirement Plan	16	2,038,408	0

The Company’s U.S. qualified noncontributory retirement plan has been in effect since 1947. The Named Executive Officers participate in this plan on the same basis as other U.S. salaried employees. Employees are eligible to become a member in the plan after completion of 12 months of employment with at least 1,000 hours of service. The plan provides benefits based on years of service and salary. Participants are vested in their retirement benefits after five years of service.

The benefit for each year of service, up to a maximum of 35 years, is equal to one percent of the highest average salary plus 0.5 percent of highest average salary in excess of the Social-Security-covered compensation level. Highest average salary is defined as the average of the highest 60 consecutive months of an employee’s cash compensation, which includes base salary and annual incentive cash compensation, but it excludes compensation under the LTIP. The benefits are not subject to any deduction for Social Security or other offset amounts. Benefits from the plan are paid as a monthly single-life annuity or, if married, actuarially equivalent 50 percent, 75 percent or 100 percent joint and survivor annuity options are also available. Survivor benefits based on the 50 percent joint and survivor option will be paid to an eligible spouse if the employee is a vested member in the plan and dies before retirement.

The Company’s unfunded U.S. Supplemental Retirement Plan (“SRP”) provides a retirement benefit to those affected by the maximum benefit limitations permitted for qualified plans by the Internal Revenue Code and to those deferring incentive compensation bonuses. The benefit is equal to the amount of normal pension benefit reduction resulting from the application of maximum benefit and salary limitations and the exclusion of deferred incentive compensation bonuses from the retirement plan benefit formula. Benefits from the plan are paid as a lifetime monthly annuity or a single lump-sum distribution at the executive’s election and the benefits will be paid at the later of: (1) termination of employment or (2) the date the participant attains age 55. If the participant dies before the supplemental benefit commencement date, the participant’s surviving spouse will be eligible to receive a survivor pension for the amount by which the total survivor pension benefit exceeds the surviving spouse’s retirement plan benefit. Executives terminated for cause, as defined in the Plan, forfeit all SRP benefits.

Normal retirement age under both plans is 65, and participants may retire early between ages 55 and 65 if they have 15 years of service. For retirement at ages 55 through 61 with 15 years of service, pension benefits are reduced four percent per year from age 65. For retirement at or after age 62 with 15 years of service, there is no reduction in retirement benefits. As of December 31, 2023, R. P. Feight, H. C. Schippers, C. M. Dozier, D. C. Siver and T. R. Hubbard are eligible for a reduced early retirement benefit.

H. C. Schippers’ transition agreement provides that if he works for PACCAR in the United States for at least five years, then an additional year of credited service will be added to his nonqualified retirement benefit for each fully completed year of service.

H. C. Schippers participated in the Company’s pension program in the Netherlands on the same basis as other DAF Eindhoven employees. DAF participates in the Metal and Electrical Engineering Industry Pension Fund (the “Fund”), a multi-employer defined benefit plan covering employees of the country’s metal industry. The benefit is based on a percentage of the career average salary up to the annually indexed salary maximum multiplied by years of service up to age 68 per January 1, 2023. In 2023, the percentage of salary was 1.815 percent and the yearly indexed maximum salary was €86,202. Survivor benefits include a pension up to 70 percent of the participant’s benefit. Participants contribute 50 percent of the premiums and are vested from date of hire. Normal retirement benefits begin at age 68 and participants may retire early at or after age 55 with reduced benefits.

The Pension Benefits table shows the present value of the accrued retirement benefits for the Named Executive Officers under the Company’s retirement plan and Supplemental Retirement Plan based on highest average salary and service as of December 31, 2023 and the present value of H. C. Schippers’ accrued benefits under the Fund and his transition agreement. Present value calculations for each Named Executive Officer under age 62 assumed that each remains employed until age 62, if eligible for unreduced benefits, or age 65 if not. Additional assumptions include the use of FTSE Discount Pension Curve as of December 31, 2023 and December 31, 2022 to discount future payouts (equivalent to a discount rate of 4.8 percent and 5.0 percent, respectively, for the Plan in aggregate). The mortality assumptions use the RP-2012 White Collar Male Mortality Table projected generationally with projection scale MP-2021.

2023 Nonqualified Deferred Compensation

The following table provides information about the deferred compensation accounts of the Named Executive Officers as of December 31, 2023. Amounts deferred reflect cash awards payable in prior years but voluntarily deferred by the executive.

Name	Executive Contribution in 2023 ($)	Aggregate Earnings in 2023 ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance as of 12/31/2023 ($) (a)

R. P. Feight	0	0	0	0

H. C. Schippers	0	0	0	0

C. M. Dozier	0	0	0	0

D. C. Siver	0	45,199	0	550,096

T. R. Hubbard	0	0	0	0

(a)	To the extent required to be reported, all cash awards were reported as compensation to the Named Executive Officer in the Summary Compensation Table for previous years.

The Company’s Deferred Compensation Plan provides all eligible employees, including the Named Executive Officers, an opportunity to voluntarily defer all or part of the cash awards earned and payable under the LTIP and the IC Plan. The Company makes no contributions to the Deferred Compensation Plan. Accounts are credited with interest or dividend equivalents as described below.

A portion of the amount in the 2023 Aggregate Earnings column is reported in the Summary Compensation Table for the Named Executive Officers as follows: D. C. Siver $463. Certain of the Named Executive Officers have elected to defer into an income account, a stock unit account or any combination of each. Deferral elections were made in the year before the award was payable. Cash awards were credited to the income account on the date the award was payable and interest is compounded monthly on the account balance based on the simple combined average of the daily Aa Industrial Bond yield average for the immediately preceding month. The Named Executive Officer may elect to be paid out the balance of the income account in a lump sum or in up to 15 substantially equal annual installments. Cash awards credited to the stock unit account are treated as if they had been invested in the Company’s common stock on the date the cash award is payable. Dividend equivalents are credited to the stock unit account and treated as if they had been invested in the Company’s common stock on the date the dividend is paid to stockholders. A Named Executive Officer’s stock unit account is paid out in Company stock either in a one-time distribution or in a maximum of 15 annual installments, at the election of the Named Executive Officer. Payment of a Named Executive Officer’s income account and stock unit account will be made or commence to be made in the first January following the Named Executive Officer’s termination of employment, unless the Named Executive Officer elects to have payment occur or commence on an earlier date, except that payment on account of termination of employment to a participant who is a specified employee for purposes of Section 409A on the Internal Revenue Code will not be made prior to the first day of the month following the six-month anniversary of termination of employment. If the Named Executive Officer dies before his or her interest under the Deferred Compensation Plan has been distributed, his or her interest will be distributed to his or her beneficiary. A Named Executive Officer will forfeit his or her entire interest under the Deferred Compensation Plan if he or she is terminated by the Company for cause or if the Named Executive Officer refuses to provide advice or counsel to the Company or any of its subsidiaries after the Named Executive Officer’s termination of employment.

Potential Payments Upon Termination or Change in Control

The Named Executive Officers do not have severance or change in control agreements with the Company. The information below describes certain compensation that would become payable under existing plans if each Named Executive Officer’s employment terminated or a change in control occurred on December 31, 2023. These payments do not include deferred compensation balances and the present value of accumulated Supplemental Retirement Plan benefits reported in the “Nonqualified Deferred Compensation” and “Pension Benefits” tables.

	R. P. Feight ($)	H. C. Schippers ($)	C. M. Dozier ($)	D. C. Siver ($)	T. R. Hubbard ($)
Termination for Cause	0	0	0	0	0
Termination Without Cause	0	0	0	0	0
Retirement
Annual Incentive Plan	3,487,500	1,793,838	950,400	939,060	618,475
Stock Options	N/A	N/A	N/A	N/A	N/A
Long-Term Cash Award	3,500,000	1,045,000	480,000	480,000	332,500
Restricted Stock/RSUs	8,162,271	2,756,562	1,117,507	1,131,080	676,031
Total	15,149,771	5,595,400	2,547,907	2,550,140	1,627,006
Death
Annual Incentive Plan	3,487,500	1,793,838	950,400	939,060	618,475
Long-Term Cash Award	7,125,000	2,145,000	1,025,000	1,025,000	682,500
Restricted Stock/RSUs	8,162,271	2,756,562	1,117,507	1,131,080	676,031
Total	18,774,771	6,695,400	3,092,907	3,095,140	1,977,006
Change in control
Annual Incentive Plan	3,875,000	1,971,250	1,080,000	1,080,000	715,000
Long-Term Cash Award	14,250,000	4,290,000	2,050,000	2,050,000	1,365,000
Restricted Stock/RSUs	8,162,271	2,756,562	1,117,507	1,131,080	676,031
Total	26,287,271	9,017,812	4,247,507	4,261,080	2,756,031

Termination for Cause. If a Named Executive Officer had been terminated for “cause,” as defined in the Company’s LTIP Administrative Guidelines, all unpaid cash incentives under the IC Plan and the LTIP, stock options (vested and unvested), restricted stock/RSUs, deferred compensation balances and accrued Supplemental Retirement Plan benefits would have been immediately forfeited.

Resignation or Termination Without Cause. If a Named Executive Officer had resigned or been terminated without cause, all unpaid incentives under the IC Plan and the LTIP, unvested stock options and restricted stock/RSUs would have been immediately forfeited. Vested stock options would remain exercisable for one month from the date of termination.

Deferred compensation balances, as described in the Nonqualified Deferred Compensation Table, would be paid in a lump sum or in installments according to the payment election filed by the Named Executive Officer. The Named Executive Officer may elect to have such payments made or commence in any January that is at least 12 months from the date of such payment election, but no later than the first January following the year in which the executive attains age 70-1/2.

Accrued Supplemental Retirement Plan (“SRP”) benefits described under the Pension Benefits Table would be paid in a form previously elected by the Named Executive Officer. R. P. Feight would receive a single lump-sum cash payment. H. C. Schippers, C. M. Dozier, D. C. Siver and T. R. Hubbard would receive monthly annuities payable for life. If termination occurred on December 31, 2023, these payments would be made or would commence in accordance with the terms of the SRP on July 1, 2024 for each Named Executive Officer.

Retirement. R. P. Feight, H. C. Schippers, C. M. Dozier, D. C. Siver and T. R. Hubbard were eligible for early retirement benefits as of December 31, 2023. Deferred compensation balances and accumulated SRP benefits would have been payable for the Named Executive Officers as described above under “Resignation or Termination Without Cause.” Annual incentive compensation earned in 2023 would have been paid in the first quarter of 2024 and long-term incentive cash awards earned under the 2021-2023 performance cycle would be paid by May 2024 based on actual performance against goals. The long-term performance awards in the table reflect target awards. LTIP cash awards for incomplete cycles are prorated for retirement after age 62, with 15 or more years of service. For an officer over age 65, unvested stock options would continue to vest on their original vesting schedule and, along with vested stock options, be exercisable through their original expiration date. The stock options value in the table reflects the difference between the closing market price on December 31, 2023 and the exercise price multiplied by the number of unvested stock options. All outstanding restricted stock/RSUs for the Named Executive Officers who were (i) over age 62 or (ii) over age 55 with at least 15 years of service would vest in full upon retirement. The amount listed for restricted stock/RSUs in the table reflects vesting of all unvested restricted stock/RSUs for those eligible for normal or early retirement at the closing market price on December 31, 2023. The closing market price on December 31, 2023 was $97.65 per share.

Death. In the event of the death of a Named Executive Officer on December 31, 2023, beneficiaries of the Named Executive Officer would have been entitled to receive all of the benefits that would have been paid to a Named Executive Officer who had retired on that date as described above, with the following exceptions:

•

Long-term incentive cash awards earned under the 2022-2024 LTIP performance cycle and the 2023-2025 LTIP performance cycle would have been paid on a prorated basis (2/3 and 1/3, respectively) following completion of the cycle, based on actual performance against goals.

•	All outstanding restricted stock/RSUs would vest immediately.

Change in Control. Benefits payable in the event of a change in control on December 31, 2023 are the same as benefits payable in the event of death on the same date (as described above) with the following exceptions:

•

Named Executive Officers employed on December 31, 2023 would have been entitled to a maximum IC award for 2023 (200 percent of target), a maximum long-term incentive cash award under the 2021-2023 performance cycle of the LTIP and a maximum prorated award under the 2022-2024 and the 2023-2025 performance cycles based on the number of full or partial months completed in the performance cycle. The maximum payment amounts are shown in the table above and would have been paid in a lump sum immediately following the change in control.

•	All outstanding restricted stock/RSUs would vest immediately.

Deferred compensation balances would have been paid as a single lump sum in cash from the “income account” and whole shares of the Company’s common stock from the “stock account” immediately following the change in control. The Compensation Committee of the Board of Directors has the discretionary authority to provide the following benefits in the event of a change in control:

•

Immediate vesting of all unvested stock options. The value of unvested options that could have been immediately vested upon a change in control on December 31, 2023 was: R. P. Feight $8,370,510; H. C. Schippers $3,818,919; C. M. Dozier $1,677,796; D. C. Siver $1,677,796; T. R. Hubbard $724,140.

•

The additional Supplemental Retirement Plan benefits that would have been paid had the plan been terminated following a change in control on December 31, 2023 are as follows: R. P. Feight $4,594,723; H. C. Schippers $296,459; C. M. Dozier $1,387,063; D. C. Siver $1,341,264; T. R. Hubbard $291,814. Under his transition agreement, H. C. Schippers could be entitled to $642,751 more than the amount shown in the 2023 Pension Benefits Table.

CEO PAY RATIO DISCLOSURE

PACCAR identified its median employee using the employee population on October 1, 2023 and used total cash compensation as the appropriate “consistently applied compensation measure” in order to determine the median paid employee. Total cash compensation paid to each employee for the period from January 1, 2023 to September 30, 2023 was reviewed for all global employees. PACCAR believes total cash compensation reasonably reflects annual compensation. The identified median employee’s total annual compensation will be compared to the CEO’s total annual compensation, both as calculated in accordance with the requirements of the Summary Compensation Table. The CEO’s cash award earned for the 2021-2023 LTIP cycle will not be determined until April 30, 2024. The CEO pay ratio for 2023 will be disclosed on Form 8-K following such determination. The CEO pay ratio for 2022 was 158 to 1.

PAY VERSUS PERFORMANCE DISCLOSURE
The following table provides information on compensation for the principal executive officer (“PEO”), the average compensation for the other Named Executive Officers
(“Non-PEO
NEOs”) and certain measures of the Company’s financial performance for the last four fiscal years ended December 31, 2023:

Year	Summary Compensation Table Total for PEO ($) (a)	Compensation Actually Paid to PEO ($) (a) (b) (c)	Average Summary Compensation Table Total for Non-PEO NEOs ($) (a)	Average Compensation Actually Paid to Non-PEO NEOs ($) (a) (b) (c)	Value of Initial Fixed $100 Investment Based On:		Net Income ($ Bil.)	After-Tax Return on Revenue (%)
					Total Shareholder Return ($) (d)	Peer Group Total Shareholder Return ($) (d) (e)
2023	15,658,665	21,916,311	4,361,213	5,510,635	214.16	224.50 / 219.92	4.6	13.1
2022	13,255,737	15,910,278	3,658,626	4,472,884	138.21	178.91	3.0	10.4
2021	12,800,753	10,086,318	3,743,979	3,261,059	118.05	162.86	1.9	7.9
2020	8,770,878	6,840,581	3,762,789	3,143,617	111.74	132.46	1.3	6.9

(a)
R. P. Feight was the PEO in 2023, 2022, 2021 and 2020. H. C. Schippers, C. M. Dozier, D. C. Siver and T. R. Hubbard were the
Non-PEO
NEOs in 2023. H. C. Schippers, M. T. Barkley, C. M. Dozier and D. C. Siver were the
Non-PEO
NEOs in 2022 and 2021. H. C. Schippers, M. T. Barkley, T. K. Quinn and D. C. Siver were the
Non-PEO
NEOs in 2020.

(b)	The “compensation actually paid” to our PEO and Non-PEO NEOs in 2023 reflects the following adjustments from the Summary Compensation Table:

PEO
Summary Compensation Table Total	$15,658,665
Deducted Change in Pension Value in Summary Compensation Table	($4,486,196)
Added pension plan service cost and prior service cost	$459,662
Deducted Stock and Option Awards values reported in Summary Compensation Table	($6,119,374)
Added fair value at fiscal year-end of Stock and Option Awards granted during covered year that remain outstanding and unvested as of fiscal year end	$7,694,309
Added change as of covered year fiscal year end (from prior fiscal year end) in fair value of Stock and Option Awards granted in a prior fiscal year that remain outstanding and unvested as of fiscal year-end	$8,489,767
Added dollar value of dividends or other earnings paid on Stock or Option Awards during fiscal year prior to vesting date	$219,478
Compensation Actually Paid	$21,916,311

Non-PEO NEOs
Average Summary Compensation Table Total	$4,361,213
Deducted average Change in Pension Value in Summary Compensation Table	($1,210,305)
Added average pension plan service cost and prior service cost	$247,093
Deducted average Stock and Option Awards values reported in Summary Compensation Table	($1,326,047)
Added average fair value at fiscal year-end of Stock and Option Awards granted during covered year that remain outstanding and unvested as of fiscal year end	$1,790,844
Added average change as of covered year fiscal year end (from prior fiscal year end) in fair value of Stock and Option Awards granted in a prior fiscal year that remain outstanding and unvested as of fiscal year-end	$1,605,555
Added average dollar value of dividends or other earnings paid on Stock or Option Awards during fiscal year prior to vesting date	$42,282
Average Compensation Actually Paid	$5,510,635

(c)
Stock option grant date fair values are calculated based on the Black-Scholes option pricing model as of the date of grant. Adjustments have been made using stock option fair values as of each measurement date using the stock price as of the measurement date and updated assumptions (
i.e.,
term, volatility, dividend yield, risk free rates) as of the measurement date. Restricted stock/RSU grant date fair values are calculated using the stock price as of the date of grant. Adjustments have been made using the stock price as of fiscal year end and as of each date of vest.

(d)
Total shareholder return is based on a $100 investment as of December 31, 2019 and determined using Standard and Poor’s calculations of the cumulative total shareholder return on the Company’s common stock and the stock of each of the Peer Companies for the applicable year, weighted according to its respective capitalization at the beginning of each period, with dividends reinvested on a monthly basis.

(e)
Effective January 1, 2023, the Company revised its Peer Companies to include Daimler Truck Holdings AG, Iveco Group N.V. and Terex Corporation and removed CNH Industrial N.V., which spun-off
Iveco, and Dana Incorporated. For 2023, the total shareholder return of the current Peer Group is listed first and the prior Peer Group is listed second.

Pay Versus Performance Relationship
The following graphs provide information on the relationship between compensation for the PEO, the average compensation for the
Non-PEO
NEOs and the measures in the Pay Versus Performance Table for the last four fiscal years ended December 31, 2023:

Performance Measures
The following table lists the most important financial performance measures used to link compensation actually paid to the PEO and
Non-PEO
NEOs for the fiscal year ended December 31, 2023:

•	Net Income

•	After-Tax Return on Revenue

•	Three-Year Change in Net Income

•	Return on Sales

•	Return on Capital
The Company’s use of these financial performance measures is described in the Compensation Discussion and Analysis section under the headings “Annual Incentive Cash Compensation (“IC”)” and “Long-Term Incentive Compensation (“LTIP”).”

ITEM 2:	APPROVAL OF THIRD AMENDED AND RESTATED RESTRICTED STOCK AND DEFERRED COMPENSATION PLAN FOR NON-EMPLOYEE DIRECTORS

The Company recommends that stockholders approve the Third Amended and Restated PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors. The RSDC Plan was last approved in 2014.

The purpose of seeking stockholder approval of the RSDC Plan is to comply with Nasdaq Rule 5635 that requires it to be approved every ten years. The Company is not seeking to increase the number of shares available for issuance under the RSCD Plan or materially amend any plan provisions. The Company is requesting that stockholders confirm the existing share reserve of the RSDC Plan.

Shares Available for Grants. As of December 31, 2023, there were 945,936 shares of PACCAR common stock available for new awards under the RSDC Plan, out of the 1,645,312 shares authorized for issuance. The Company reserves shares of common stock under the RSDC Plan, which are authorized but unissued shares of stock or treasury shares. The number of shares is adjusted to prevent dilution in the event of a stock split, a stock dividend, or other event that increases or decreases the number or value of issued and outstanding shares.

Summary of Benefits. Please see the information under the heading “Non-Employee Director Compensation Program” on page 14.

New Plan Benefits. The number of shares or stock units to be received in the future by any participant is not determinable at this time. The following table sets forth the number of shares and stock units granted in 2023:

Name and Position	Dollar Value	Number of Shares or Stock Units (a)
Non-Employee Directors (11)	$1,733,272	25,945

(a) Amount reflects the Company’s 50% stock dividend paid to stockholders on February 7, 2023.

Plan Administration. The RSDC Plan is administered by the Nominating and Governance Committee of the Board of Directors. The Committee has sole discretion to make all determinations necessary for plan administration. Its decisions are binding.

Amendment or Termination. The Board of Directors or the Nominating and Governance Committee may amend or terminate the RSDC Plan at any time. Approval by the Company’s stockholders shall be obtained only if required by law.

Change in Control. In the event of a change in control all shares or restricted stock and RSUs will become unrestricted. The Board of Directors may pay out the deferred accounts within 30 days from the date the change in control occurs.

Federal Tax Consequences. Grants of restricted stock are taxable to the non-employee director as ordinary income in the year the grant becomes unrestricted, unless the director elects to be taxed in the year the stock is granted under IRS Section 83(b). Deferred accounts are taxable as ordinary income in the year received. The Company is entitled to receive a corresponding deduction for the year that monies are included in the non-employee director’s taxable income.

Effective Date and Duration. The RSDC Plan is effective January 1, 2024, and will remain in effect until the tenth (10th) anniversary of approval by the stockholders at the 2024 Annual Meeting or, if earlier, the date the RSDC Plan is terminated by the Committee or the Board of Directors. The text of the RSDC Plan is set forth in Appendix A to this proxy statement.

The foregoing summary of the principal features of the RSDC Plan does not purport to be complete and is qualified in its entirety by Appendix A.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 2.

ITEM 3:	ADVISORY RESOLUTION TO APPROVE EXECUTIVE COMPENSATION (“SAY ON PAY”)

In 2023, PACCAR stockholders voted on an advisory basis to approve the compensation of the Named Executive Officers as required by Section 14A of the Exchange Act (known as a “say on pay” vote), with 93 percent of the shares voted in favor of “say on pay.”

In 2023, the Company reported record net sales and revenues of $35.13 billion and record net income of $4.60 billion. The Company has achieved 85 consecutive years of net income, paid annual dividends every year since 1941 and delivered a total stockholder return of 55 percent in 2023. PACCAR’s average annual total return to stockholders has exceeded that of the S&P 500 Index over the past 1-, 2-, 3-, 5- 10-, 20- and 30-year periods ended December 31, 2023.

2023 Financial Results and Business Highlights:

•	Record consolidated revenues of $35.13 billion

•	Record net income of $4.60 billion

•	Record year-end stockholders’ equity of $15.88 billion

•	Record cash dividends declared of $2.23 billion

•	Record 13.1% after-tax return on revenues

•	Record PACCAR Parts revenue of $6.41 billion

•	Record PACCAR Parts pre-tax income of $1.70 billion

•	Record Financial Services assets of $20.96 billion

•	Financial Services pre-tax income of $540.3 million

•	Record cash provided by operations of $4.19 billion

•	Delivered a record 204,200 vehicles worldwide

The Company’s executive compensation program provides excellent incentives for executives to deliver superior short- and long-term business performance and stockholder returns. The Board of Directors recommends an advisory vote to APPROVE the compensation of the Named Executive Officers (“Say on Pay”).

The Compensation Discussion and Analysis (“CD&A”) beginning on page 15 of this Proxy Statement describes in detail the Company’s 2023 executive compensation program and the decisions made by the Compensation Committee. Highlights of the CD&A include the following:

•

Incentive-based pay (“Pay for Performance”) represents approximately 68 percent of the Named Executive Officers’ target total compensation, with approximately 51 percent related to long-term incentives and 17 percent related to achievement of challenging annual performance goals.

•

The Named Executive Officers earn long-term equity awards in the form of restricted stock/RSUs and stock options subject to multiple-year vesting requirements. The Company believes these awards ensure that a significant portion of the executives’ compensation reflects long-term growth in stockholder value.

•	Executive officer stock ownership guidelines align executives’ long-term goals with that of stockholders.

•	None of the Named Executive Officers has an employment agreement or severance arrangement.

The Company RECOMMENDS stockholders APPROVE the following “say on pay” resolution:

“RESOLVED, THAT THE COMPENSATION PAID TO THE COMPANY’S NAMED EXECUTIVE OFFICERS, AS DISCLOSED PURSUANT TO ITEM 402 OF REGULATION S-K INCLUDING THE COMPENSATION DISCUSSION AND ANALYSIS, COMPENSATION TABLES AND NARRATIVE DISCUSSION, IS HEREBY APPROVED.”

This advisory vote is an excellent method for stockholders to provide input on the Company’s executive compensation program. Although the vote is not binding on the Company, the Board and Compensation Committee value the opinions expressed by stockholders and will consider the outcome of the vote when evaluating future executive compensation decisions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 3.

AUDIT COMMITTEE REPORT

The Audit Committee of the Board of Directors has furnished the following report:

The Audit Committee is comprised of four members, each of whom meets the independence and financial literacy requirements of SEC and Nasdaq rules. It adopted a written charter outlining its responsibilities that was approved by the Board of Directors. A current copy of the Audit Committee’s charter is posted at www.paccar.com/about-us/board-of-directors/audit-committee-charter. The Board of Directors designated all Audit Committee members as Audit Committee financial experts.

Among the Committee’s responsibilities are the selection and evaluation of the independent auditors and the review of the financial statements. The Committee reviewed and discussed the audited consolidated financial statements for the most recent fiscal year with management. In addition, the Committee discussed all matters required to be discussed by applicable requirements of the Public Company Accounting Oversight Board with the independent auditors Ernst & Young LLP. The Committee received from Ernst & Young LLP the written disclosures and letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence and discussed with them their independence. Based on the Audit Committee’s review of the audited financial statements and its discussions with management and the independent auditors, the Committee recommends to the Board of Directors that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE

R. C. McGeary, Chairman

A. J. Carnwath

B. B. Hulit

G. M. E. Spierkel

INDEPENDENT AUDITORS

Ernst & Young LLP performed the audit of the Company’s financial statements for 2023 and has been selected to perform this function for 2024. Partners from the Seattle office of Ernst & Young LLP will attend the Annual Meeting and will have the opportunity to make statements if they desire and will be available to respond to appropriate questions.

The Audit Committee approved the engagement of the independent auditors, Ernst & Young LLP. The Audit Committee has also adopted policies and procedures for preapproving all audit and non-audit work performed by Ernst & Young LLP. The audit services engagement terms and fees and any changes to them require Audit Committee preapproval. The Committee has also preapproved the use of Ernst & Young LLP for specific categories of non-audit, audit-related and tax services up to a specific annual limit. Any proposed services exceeding preapproved limits require specific Audit Committee preapproval.

The services provided for the years ended December 31, 2023 and December 31, 2022 are as follows:

	(in millions)
	2023	2022
Audit	$8.80	$8.14
Audit-Related	.80	.75
Tax	.36	.29
All Other	.00	.00

Total	$9.96	$9.18

Audit Fees.  In the year ended December 31, 2023, the independent auditors, Ernst & Young LLP, charged the Company $8.80 million for professional services rendered for the audit of the Company’s annual financial statements included in the Company’s Annual Report on Form 10-K, audit of the effectiveness of the Company’s internal control over financial reporting, reviews of the financial statements included in the Company’s Quarterly Reports on Form 10-Q and services provided in connection with statutory and regulatory filings.

Audit-Related Fees.  In the year ended December 31, 2023, the independent auditors, Ernst & Young LLP, billed the Company $.80 million for audit-related professional services. These services included employee benefit plan (pension and 401(k)) audits and other assurance services not directly related to the audit of the Company’s consolidated financial statements.

Tax.  In the year ended December 31, 2023, the independent auditors, Ernst & Young LLP, billed the Company $.36 million for tax services, which included fees for tax return preparation for the Company, consulting on audits and inquiries by taxing authorities and the effects that the tax law changes and present and future transactions may have on the Company’s tax liabilities.

All Other Fees.  In the year ended December 31, 2023, Ernst & Young LLP was not engaged to perform professional services other than those authorized above.

ITEM 4:	ADVISORY VOTE ON THE RATIFICATION OF INDEPENDENT AUDITORS

The Audit Committee is responsible for the appointment, compensation (including pre-approval of the audit fee), retention and oversight of the independent registered public accounting firm that audits the Company’s financial statements and internal controls of financial reporting. The Audit Committee and the Board believe that the retention of Ernst & Young LLP as the Company’s independent auditors is in the best interests of the Company and its stockholders.

This advisory vote is an excellent method for stockholders to provide input on the Audit Committee’s selection of the Company’s independent auditors. Although the vote is not binding on the Company, the Board and Audit Committee will review and consider the results of the vote in determining future auditor appointments.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEM 4.

STOCKHOLDER RETURN PERFORMANCE GRAPH

The following line graph compares the yearly percentage change in the cumulative total stockholder return on the Company’s common stock, to the cumulative total return of the Standard & Poor’s Composite 500 Stock Index and the return of the industry peer group of companies identified below (the “Current Peer Group Index” and “Prior Peer Group Index”) for the last five fiscal years ended December 31, 2023. Effective January 1, 2023, the Company revised its peer group to include Daimler Truck Holdings AG (effective January 1, 2022) and Iveco Group N.V. (effective January 1, 2022), direct competitors and publicly traded companies, and Terex Corporation (effective January 1, 2019), a more representative Company peer. The Company removed CNH Industrial N.V., which spun-off Iveco, and Dana Incorporated. The Current Peer Index also includes AGCO Corporation, Caterpillar Inc., Cummins Inc., Deere & Company, Eaton Corporation, Oshkosh Corporation, TRATON SE (effective January 1, 2021), Navistar International Corporation (from 2018 through 2020) and AB Volvo. The Prior Peer Group Index consisted of AGCO Corporation, Caterpillar Inc., CNH Industrial N.V., Cummins Inc., Dana Incorporated, Deere & Company, Eaton Corporation, Navistar International Corporation, Oshkosh Corporation, TRATON SE and AB Volvo. Standard & Poor’s has calculated a return for each company in the Peer Group Index weighted according to its respective capitalization at the beginning of each period with dividends reinvested on a monthly basis. Management believes that the identified companies and methodology used in the graph for the Peer Group Index provide a better comparison than other indices available. The comparison assumes that $100 was invested December 31, 2018, in the Company’s common stock and in the stated indices and assumes reinvestment of dividends.

	2018	2019	2020	2021	2022	2023
PACCAR Inc	100	145.05	162.08	171.19	200.29	310.48
S&P 500 Index	100	131.49	155.68	200.37	164.08	207.21
Current Peer Group Index	100	128.46	171.67	209.23	228.09	275.53
Prior Peer Group Index	100	128.32	170.13	209.74	230.29	272.34

ITEM 5:	ADVISORY VOTE ON THE FREQUENCY OF THE “SAY ON PAY” VOTE ON EXECUTIVE COMPENSATION

In 2023, PACCAR stockholders voted on the frequency of future advisory votes on executive compensation as required by Section 14A of the Exchange Act. A majority of PACCAR stockholders voted for an annual vote frequency, which the Board of Directors has implemented. The Board of Directors believes a three-year frequency better aligns with the long-term goals of the Company and is in the best interests of its stockholders.

•

Management’s focus on long-term growth has delivered outstanding stockholder value. PACCAR’s average annual total return has exceeded the S&P 500 Index over the past 1-, 2-, 3-, 5-, 10-, 20- and 30-year periods ended December 31, 2023. PACCAR’s total stockholder return in 2023 was 55%.

•

PACCAR’s executive compensation program is a key driver of this exceptional performance. Stockholders have recognized this by consistently voting over 90% in favor of PACCAR’s executive compensation program on every “say on pay” vote since 2011.

•	Essential components of the Company’s Long-Term Incentive Plan are measured over a three-year performance period, and equity compensation vests over three years.

•	The Company’s executive compensation program has served the Company and stockholders well for decades, and its fundamental structure does not change from year to year.

•

A three-year vote frequency is the most efficient duration because stockholders evaluate the Company’s compensation program in a similar time period to that which the Board of Directors evaluates management’s long-term performance.

This advisory vote allows stockholders to provide input on the frequency of the “say on pay” vote and is not binding on the Company. The Board and Compensation Committee reviews and considers the results of the vote in determining how often to conduct the stockholder vote on executive compensation.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE OF THREE YEARS.

STOCKHOLDER PROPOSAL

The Company has been advised that Calvert Research and Management and the Comptroller of the City of New York, as co-sponsors, intend to present a proposal at the Annual Meeting. The Company will furnish the address and number of shares held by the proponents upon receipt of a request for such information to the Secretary.

In accordance with the proxy regulations, the following is the complete text of the proposal exactly as submitted. The stockholder proposal includes some assertions the Company believes are incorrect. The Company has not addressed these inaccuracies. The Company accepts no responsibility for the proposal.

ITEM 6:	STOCKHOLDER PROPOSAL REGARDING A REPORT ON CLIMATE-RELATED POLICY ENGAGEMENT

Report on corporate climate lobbying in line with Paris Agreement

WHEREAS: The United Nations Framework Convention on Climate Change asserts that greenhouse gas emissions must decline by 45 percent from 2010 levels by 2030 to limit global warming to 1.5 degrees Celsius. If that goal is not met, even more rapid reductions, at greater cost, will be required to compensate for the slow start on the path to global net zero emissions.

Even with the recent passage of the Inflation Reduction Act, critical gaps remain between Nationally Determined Contributions set by the US government and the actions required to prevent the worst effects of climate change. Companies have an important and constructive role to play in enabling policymakers to close these gaps.

Corporate lobbying that is inconsistent with the Paris Agreement presents increasingly material risks to companies and their shareholders, as delays in emissions reductions undermine political stability, damage infrastructure, impair access to finance and insurance, and exacerbate health risks and costs.

Further, companies face increasing reputational risks from consumers, investors, and other stakeholders, if they appear to delay or block effective climate policy. Of particular concern is PACCAR’s membership in – and claims of policy alignment with1 – a trade association that has actively sought to impede proposed clean truck regulations. In contrast, emerging competitors in the truck market, such as Tesla, have supported efforts by California and other states to set rules that grow the market for medium and heavy-duty clean trucks.

PACCAR does not have a public commitment to conduct policy and regulatory activities in line with the goals of the Paris Agreement. Competitor Volvo has a specific commitment to conduct its direct and indirect lobbying (through trade associations) in line with the goals of the Paris Agreement.

In 2023, Calvert Research and Management filed this proposal and received 47.4%, indicating substantial shareholder interest on this matter. Despite this support from shareholders, the company has not taken action to address any misalignments between its lobbing activities and the Paris Agreement objectives.

Demand for electric trucks is projected to exceed supply in the decade ahead. Allowing its trade association to slow progress while the company continues to rely upon diesel powered trucks may put the company out of line with market trends.

RESOLVED: Shareholders request that the Board of Directors annually conduct an evaluation and issue a report (at reasonable cost, omitting confidential or proprietary information) describing if, and how, PACCAR Inc. lobbying and policy influence activities (both direct and indirect through trade associations, coalitions, alliances, and other organizations) align with the goal of the Paris Agreement to limit average global warming to “well below” 2°C above pre-industrial levels, and to pursue efforts to limit temperature increase to 1.5°C, and how PACCAR plans to mitigate the risks presented by any misalignment. In evaluating the degree of alignment, PACCAR should consider not only its policy positions and those of organizations of which PACCAR is a member, but also the actual lobbying and policy influence activities.

[1]	https://www.paccar.com/media/3274/pcar-cdp-tcfd-report-2022.pdf

BOARD OF DIRECTORS’ RESPONSE

THE BOARD OF DIRECTORS OPPOSES THE PROPOSED RESOLUTION AND UNANIMOUSLY RECOMMENDS A VOTE AGAINST ITEM 6 FOR THE FOLLOWING REASONS:

The stockholder proposal requests the disclosure of PACCAR’s lobbying activity alignment with the Paris Climate Agreement. PACCAR already evaluates and publicly discloses in its annual environmental report to CDP its direct and indirect climate lobbying activities, and the activities’ alignment with the Paris Climate Agreement. PACCAR’s Environmental, Social and Governance Report provides additional information about the Company’s public policy engagement activities. These reports are available at PACCAR’s website (https://investors.paccar.com/esg/).

The stockholder proposal was submitted by investor participants in the Climate Action 100+ organization. Major institutional investors State Street Global Advisors, J.P. Morgan Asset Management and the U.S. investment arm of BlackRock have withdrawn from the Climate Action 100+ organization effective February 2024. State Street publicly stated that the Climate Action 100+ organization’s practices “are not consistent with our independent proxy voting and company engagement,” and BlackRock said the organization’s practices “would raise legal considerations.”

PACCAR is a global environmental leader and is recognized for its innovative trucks with battery-electric, hydrogen combustion, hydrogen fuel cell and natural gas powertrains. Kenworth, Peterbilt and DAF have many zero emissions models in production. DAF opened a new electric truck assembly plant in Eindhoven, the Netherlands, and the DAF XF earned the “Green Truck 2023” award and the “European Transport Award for Sustainability.”

PACCAR recently announced that it will partner in a joint venture to manufacture battery cells in the United States for electric trucks. Customer demand for electric trucks is presently limited due to the high cost and weight of batteries. PACCAR is investing in the joint venture to reduce the cost of batteries and meet future electric truck demand.

The Company earned an “A-” score on its CDP environmental report in 2023, placing PACCAR in the Leadership tier of over 21,000 reporting companies worldwide. The Company has earned an “A” or “A-” score from CDP for the past nine years. PACCAR’s greenhouse gas emissions targets are aligned with the goals of the Paris Climate Agreement and were approved by the Science-Based Targets Initiative.

PACCAR’s sustainability leadership enhances the environment, improves customers’ operations and benefits stockholders. PACCAR achieves excellent returns for its stockholders. The Board of Directors provides valuable oversight of the business, including environmental stewardship.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE AGAINST ITEM 6.

STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS FOR 2025

A stockholder proposal must be addressed to the Corporate Secretary and received at the principal executive offices of the Company, P.O. Box 1518, Bellevue, Washington 98009, by the close of business on November 20, 2024, to be considered for inclusion in the proxy materials for the Company’s 2025 Annual Meeting of Stockholders. A stockholder nomination by an eligible stockholder for one or more director candidates for the Company’s 2025 Annual Meeting of Stockholders may be included in the proxy if the Company receives information and notice of the nomination in compliance with Art. III, Section 7 of the Company’s Bylaws no later than November 20, 2024, and no earlier than October 21, 2024.

For business to be brought before the Annual Meeting of Stockholders by a stockholder, other than those proposals or nominees included in the proxy materials, the Company’s Bylaws (Art. III, Section 5 and Section 6) provide that notice of such business, including director nominations, must be received at the Company’s principal executive offices not less than 90 days and not more than 120 days prior to the first anniversary of the prior year’s annual meeting. The notice must include the information stated in the Bylaws. A copy of the pertinent Bylaw provision is available upon request to the Corporate Secretary, PACCAR Inc, P.O. Box 1518, Bellevue, Washington 98009. To comply with universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must also comply with the requirements of Rule 14a-19 of the Exchange Act.

OTHER BUSINESS

The Company knows of no other business likely to be brought before the meeting.

We will furnish to any stockholder upon request, without charge, a copy of any information that has been incorporated by reference in this proxy statement.

M. R. Beers

Secretary

March 20, 2024

Appendix A

THIRD AMENDED AND RESTATED

PACCAR INC

RESTRICTED STOCK AND DEFERRED COMPENSATION PLAN

FOR NON-EMPLOYEE DIRECTORS

(Effective January 1, 2024)

1.  PURPOSE OF THE PLAN

The Company has established this Plan to provide Non-Employee Directors with financial incentives to promote the success of the Company’s long-term business objectives, and to encourage qualified persons to accept nominations as a Non-Employee Director. The Plan is unfunded and benefits are payable in the form of shares of PACCAR Common Stock or cash. The Plan was last amended and restated in January 2014.

The Company hereby amends and restates the Plan effective as of January 1, 2024. The deferral feature of the Plan is intended to satisfy the requirements of section 409A of the Internal Revenue Code of 1986, as amended (“the Code”).

2.  DEFINITIONS

(a)	“Board of Directors” means the Board of Directors of PACCAR Inc.

(b)	“Committee” means the Nominating and Governance Committee of the Board of Directors or any successor to such committee.

(c)	“Common Stock” means common shares of PACCAR Inc with $1.00 par value and any class of common shares into which such common shares hereafter may be converted.

(d)	“Company” means PACCAR Inc, a Delaware corporation.

(e)

“Deferred Accounts” means either the unfunded Stock Unit Account or Income Account maintained by the Company into which a Non-Employee Director may defer payment of his or her cash compensation (retainer and fees) or elect to receive a credit to the Stock Unit Account in lieu of a grant of Restricted Stock for service as a Company director.

(f)	“Fair Market Value” means the closing price of the Common Stock on Nasdaq reported for the date specified for determining such value.

(g)	“Grant Date” means the date that Non-Employee Directors receive a grant of Restricted Stock.

(h)	“Grantee” means the Non-Employee Director receiving the Restricted Stock or his or her legal representative, legatees, distributees, alternate payees, or trustees as the case may be.

(i)	“Retirement” means retirement as a Non-Employee Director at age seventy-two (72) or older, or at such other retirement age with consent of the Board of Directors.

(j)	“Non-Employee Director” means a member of the Company’s Board of Directors who is not a current employee of the Company.

(k)

“Plan” means this PACCAR Inc Restricted Stock and Deferred Compensation Plan for Non-Employee Directors as it may be amended from time to time, or any successor plan that the Committee or Board of Directors may adopt from time to time with respect to the grant of Director Restricted Stock or other stock-based grants.

(l)	“Restricted Stock” means Common Stock that may not be sold, transferred, or otherwise disposed of by the Grantee except under such circumstances as may be specified by the Committee.

(m)	“Termination” means a “separation from service” within the meaning of section 409A of the Code.

3.  PARTICIPATION

Each Non-Employee Director of the Company shall be eligible to participate in the Plan during his or her tenure as a Director.

4.  GRANTS OF RESTRICTED STOCK

(a)

Except as set forth in Section 7, on the first business day of each calendar year for the duration of the Plan (the Grant Date), each person who is a Non-Employee Director shall receive a grant of Restricted Stock in an amount equal to the number of shares of Common Stock that the “Base Amount” could have purchased at the Fair Market Value on such Grant Date (rounded up to the nearest whole share). The “Base Amount” shall be $165,000 as previously established as of January 1, 2022. The Board of Directors, in its sole discretion, may adjust the Base Amount for any Grant Date; provided, that the adjusted Base Amount is established no later than the December 31 immediately prior to the Grant Date on which such Base Amount shall be effective.

(b)

Shares of Restricted Stock shall vest in full and become unrestricted on the third anniversary of the applicable Grant Date subject to the provisions of Section 10. Shares of Restricted Stock may not be sold, transferred or otherwise disposed of by a Grantee until such shares become unrestricted in accordance with the provisions of this Section 4(b).

(c)

Each Restricted Stock grant shall be evidenced by a written Restricted Stock Grant Agreement that shall be executed by the Grantee and an authorized Company representative which shall indicate the date of the Restricted Stock award, the number of shares of Common Stock awarded, and contain such terms and conditions as the Committee shall determine with respect to such Restricted Stock grant consistent with the Plan.

(d)

Except as set forth in Section 7, a PACCAR Non-Employee Director first elected to the Board of Directors during a calendar year is entitled to a pro-rated grant of Restricted Stock. The pro-rated grant of Restricted Stock shall be calculated as follows: the number of shares of Common Stock that the Base Amount could have purchased at the Fair Market Value on the first business day the Non-Employee Director’s Board service becomes effective (the “Grant Date”) (rounded up to the nearest whole share) pro-rated to reflect the number of calendar quarters such Non-Employee Director will serve on the Board of Directors during the calendar year in which such Non-Employee Director is first elected.

5.  SHARES OF COMMON STOCK SUBJECT TO THE PLAN

There shall be reserved for use under the Plan (subject to the provisions of Section 8 hereof) a total of 1,645,312 shares of Common Stock, which shares may be authorized but unissued shares of Common Stock, treasury shares, or issued shares of Common Stock that shall have been reacquired by the Company.

6.  DIVIDEND, VOTING, AND OTHER SHAREHOLDER RIGHTS

Except as otherwise provided in the Plan, each Grantee shall have all of the rights of a shareholder of the Company with respect to all outstanding shares of Restricted Stock registered in his or her name, including the right to receive dividends and other distributions paid or made with respect to such shares and the right to vote such shares.

7.  DEFERRAL OF COMPENSATION

A Non-Employee Director may elect, on or before December 31 of any year, to defer at least 25% of the cash compensation to be paid to the Non-Employee Director for services as a Company director during the following calendar year and/or elect to receive a credit to the Stock Unit Account in lieu of the grant of Restricted Stock described in Section 4(a). Before the term of a new Non-Employee Director begins, he or she may elect within thirty (30) days of first becoming eligible to participate in the Plan to defer payment of the cash compensation earned for the remainder of the calendar year in which his or her term begins and/or elect to receive a credit to the Stock Unit Account in lieu of the grant of Restricted Stock described in Section 4(d). Any credit to the Stock Unit Account in lieu of the grant of Restricted Stock described in Section 4(a) or 4(d) shall be for the same number of shares of Common Stock and have the same restrictions and vesting provisions otherwise applicable to the grant of Restricted Stock. Such credit to the Stock Unit Account shall be evidenced by a written Deferred Restricted Stock Unit Grant Agreement that shall be executed by the Non-Employee Director and an authorized Company representative which shall indicate the date of the Deferred Restricted Stock Unit award, the number of units awarded, and contain such terms and conditions as the Committee shall determine with respect to such Deferred Restricted Stock Unit grant consistent with the Plan.

Each participating Non-Employee Director may elect to have all or a portion of his or her cash compensation placed into one or both of two unfunded accounts maintained by the Company (hereafter Deferred Accounts). At the time a Non-Employee Director makes a deferral election, such Non-Employee Director shall specify the time and manner in which the Deferred Accounts shall be paid, using the deferral election forms prescribed by the Committee. Payment of the Deferred Accounts may be made (i) at the time of the Non-Employee Director’s Termination or (ii) based on a specific date after the Non-Employee Director’s Termination (including the date the Non-Employee Director attains a specified age). The Non-Employee Director’s deferral election form also must specify the allocation and investment of the deferred compensation between the Stock Unit Account and the Income Account. If a Non-Employee Director fails to specify the allocation and investment of the deferred compensation, then it shall be allocated and invested in the Income Account. Amounts deferred into the Stock Unit Account or the Income Account may not be transferred to the other deferred account. Notwithstanding the foregoing, if a Non-Employee Director elects to receive a credit to the Stock Unit Account in lieu of the grant of Restricted Stock described in Section 4(a) or 4(d), such credit may not be allocated to the Income Account.

(a)

Stock Unit Account. In the case of cash deferrals, the account will be credited with the number of shares of Common Stock that the amount deferred could have purchased at the Fair Market Value on the date the Non-Employee Director’s cash compensation is payable. In the case of a credit to the Stock Unit Account in lieu of the grant of Restricted Stock described in Section 4(a) or 4(d), the account will be credited with the number of shares of Common Stock otherwise applicable to the grant of Restricted Stock subject to the same vesting conditions otherwise applicable to such Restricted Stock. Thereafter, any dividends earned will be treated as if those dividends had been invested in additional shares of Common Stock at the Fair Market Value on the date the dividend is payable. Vested amounts credited to the Stock Unit Account shall be distributed in shares of Common Stock either in a single payment or in substantially equal annual installments (over a period not to exceed 15 years), as specified by the Non-Employee Director on the deferral election form. Any fractional shares will be paid in cash. If a Non-Employee Director fails to specify the manner in which the Stock Unit Account shall be distributed, then it shall be distributed in a single payment.

(b)

Income Account. The account will be credited with the amount deferred, and interest shall begin to accrue, as of the date the Non-Employee Director’s cash compensation is payable. Interest is credited at a rate equal to the simple combined average of the monthly Aa Industrial Bond yield averages for the immediately preceding calendar quarter as reported in Moody’s Bond Record. Interest is compounded quarterly. Amounts credited to the Income Account shall be distributed either in a single payment or in substantially equal quarterly, semi-annual or annual installments (over a period not to exceed 15 years), as specified by the Non-Employee Director on the deferral election form. If a Non-Employee Director fails to specify the manner in which the Income Account shall be distributed, then it shall be distributed in a single payment.

Unless otherwise required by applicable law, the deferral election a Non-Employee Director makes under the Plan shall remain in effect from year-to-year. A Non-Employee Director may, however, increase or decrease the amount being deferred in the future by making a new deferral election no later than the December 31 immediately preceding the calendar in which the new election is to be effective. The amounts deferred under the new deferral election shall be distributed at the time specified in the prior deferral election and the amounts deferred under the new deferral election will be allocated in accordance with the prior deferral election, unless the Non-Employee Director specifies otherwise.

A Non-Employee Director may change the time and manner in which the Deferred Accounts shall be distributed; provided that (i) the new deferral election will become effective 12 months from the date it is made and (ii) the new deferral election specifies a distribution date that is at least five (5) years later than the prior distribution date. Notwithstanding the foregoing, a change in the time and/or manner of distribution of the Deferred Accounts shall not accelerate the distribution date of the Deferred Accounts, except as allowed by section 409A of the Code and the Treasury regulations promulgated thereunder.

8.  ADJUSTMENTS TO THE NUMBER OR VALUE OF SHARES OF COMMON STOCK

If there are any changes in the number or value of shares of Common Stock by reason of stock dividends, stock splits, reverse stock splits, recapitalizations, mergers, consolidations, or other events that increase or decrease the number or value of issued and outstanding shares of Common Stock, then proportionate adjustments shall be made to the number of shares of Common Stock (i) available for issuance under the Plan pursuant to Section 5 above, (ii) covered by an unvested grant of Restricted Stock, and (iii) credited to each Stock Unit Account in order to prevent dilution or enlargement of rights. This provision does not, however, authorize the delivery of a fractional share of Common Stock under the Plan.

9.  NON-TRANSFERABILITY

Shares of Restricted Stock and the Deferred Accounts shall not be assigned, attached, or otherwise subject to any creditor’s process or transferred except by will or the laws of descent and distribution, or pursuant to a trust created for the benefit of the Non-Employee Director or his or her family or pursuant to a qualified domestic relations order as defined by the Code, Title I of Employee Retirement Income Security Act or the rules thereunder. The restrictions set forth in Section 4(b) shall apply to the shares of Restricted Stock in the hands of the trustee or Non-Employee Director’s former spouse.

10.  TERMINATION OF STATUS AS A NON-EMPLOYEE DIRECTOR

(a)

In the event of a Termination by reason of Retirement, disability, or death, all shares of Restricted Stock held by the Grantee shall become fully vested, notwithstanding the provisions of Section 4(b) hereof, and the Grantee (or the Grantee’s estate or a person who acquired the shares of Restricted Stock by bequest or inheritance) shall have the right to sell, transfer, or otherwise dispose of such shares at any time. In addition, in the event of such a Termination, all vesting restrictions on the credits made to the Stock Unit Account in lieu of the grant of Restricted Stock described in Section 4(a) or 4(d) shall lapse but the payout provisions of such credits shall not be affected by such Termination.

(b)

In the event of a Termination for any reason other than those specified in Section 10(a) above, any shares of Restricted Stock granted hereunder shall be forfeited and the Grantee shall return to the Company for cancellation any stock certificates representing such forfeited shares which shall be deemed to be canceled and no longer outstanding as of the date of Termination; and from and after the date of Termination, the Grantee shall cease to be a shareholder with respect to such forfeited shares and shall have no dividend, voting, or other rights with respect thereto. In addition, in the event of such a Termination, any then unvested credits made to the Stock Unit Account in lieu of the grant of Restricted Stock described in Section 4(a) or 4(d) shall be forfeited.

(c)

The Deferred Accounts shall be distributed (or commence to be distributed), in accordance with the Non-Employee Director’s prior election form. If a Non-Employee Director failed to specify the time on which the Deferred Accounts shall be distributed, then such Non-Employee Director’s Deferred Accounts shall be distributed in the first January following the Non-Employee Director’s Termination.

(d)

Notwithstanding a Non-Employee Director’s election, if the aggregate value of the Deferred Accounts is less than $50,000 at the time distribution is made (or is scheduled to begin), then the Deferred Accounts shall be distributed at that time in a single payment, in shares of Common Stock for the Stock Unit Account and in cash for the Income Account.

11.  CHANGE IN CONTROL

Upon the occurrence of a change in control of the Company, all grants of Restricted Stock under the Plan shall vest in full and become unrestricted and nonforfeitable. In addition, all vesting restrictions on the credits made to the Stock Unit Account in lieu of the grant of Restricted Stock described in Section 4(a) or 4(d) shall lapse but the payout provisions of such credits shall not affected by such change in control. For purposes of this Section 11, a “change in control” shall have the meaning given to such term under Section 17.4 of the PACCAR Inc Long Term Incentive Plan, as approved by the shareholders of the Company on April 26, 2016. In addition, the Board or the Committee may in its sole discretion terminate the deferral feature of the Plan within the 30 days preceding or the 12 months following a “change in control event” (as such term is defined in the Treasury regulations promulgated pursuant to section 409A of the Code) and pay out deferred amounts, in accordance with Section 1.409A-3(j)(ix)(B) of the Treasury regulations promulgated pursuant to section 409A of the Code.

12.  PLAN ADMINISTRATION

The Plan will be administered by the Committee. The Company will pay all costs of administration of the Plan. The Committee shall have sole discretion to interpret the Plan, amend, and rescind rules relating to its implementation and make all determinations necessary for administration of the Plan. Any determination, decision, or action of the Committee in connection with the interpretation, administration, or application of the Plan shall be final, conclusive, and binding on all persons. The Committee may employ consultants or other persons and rely upon their advice. All actions taken and all determinations made by the Committee in good faith shall be final and binding upon all Non-Employee Directors, the Company, and all interested persons. No member of the Committee shall be personally liable for any action, determination, or interpretation made in good faith with respect to the Plan.

The Committee may make such amendments or modifications in the terms and conditions of any grant of Restricted Stock as it may deem advisable, or cancel or annul any grant of Restricted Stock; provided, however, that no such amendment, modification, cancellation, or annulment may, without the consent of the Grantee, adversely affect his or her rights with respect to such grant. In addition, the Committee may amend or modify the deferral feature, provided that any such amendment or modification (i) is made in accordance with section 409A of the Code and the Treasury regulations promulgated thereunder, and (ii) does not adversely affect the Non-Employee Director’s rights thereunder without such Non-Employee Director’s written consent.

13.  TAX WITHHOLDING

To the extent required by law, the Non-Employee Director (or Grantee, if applicable) shall make such arrangements satisfactory to the Company to satisfy any tax withholding or employment tax obligations due with respect to Restricted Stock or the Deferred Accounts. The Company shall have the right to withhold or deduct from any payment under the Plan in order to satisfy any applicable tax withholding obligations.

14.  AMENDMENT AND TERMINATION OF THE PLAN

The Board of Directors or the Committee may at any time suspend, terminate, modify, or amend the Plan in any respect; provided, however, shareholder approval of any Plan amendment shall be obtained only if required by law or the requirements of any stock exchange on which the Common Stock is listed or quoted and provided, further, that any termination shall be subject to the requirements of section 409A of the Code. No suspension, termination, modification, or amendment of the Plan may, without the consent of the Non-Employee Director (or Grantee, if applicable), adversely affect his or her rights with respect to the Restricted Stock or his or her Deferred Accounts.

15.  BENEFICIARY DESIGNATION

Each Non-Employee Director may designate a beneficiary for each outstanding grant of Restricted Stock and for payment of his or her Deferred Accounts in the event of his or her death. If no beneficiary is designated or the beneficiary does not survive the Non-Employee Director, the award shall be made to the Non-Employee Director’s surviving spouse or, if there is none, to his or her estate.

16.  SECTION 409A 6-MONTH DELAY

Notwithstanding anything contained in this Plan to the contrary, if a Non-Employee Director is deemed by the Company at the time of the Non-Employee Director’s “separation from service” to be a “specified employee,” each within the meaning of section 409A of the Code, any compensation or benefits subject to section 409A of the Code to which the Non-Employee Director becomes entitled under this Plan (or any agreement or plan referenced in this Plan) in connection with such separation shall not be made or commence until the first day of the month immediately following the date that is six (6) months after the Non-Employee Director’s “separation from service” (or the Non-Employee Director’s death, if earlier). Such deferral shall only be effected to the extent required to avoid adverse tax treatment to the Non-Employee Director, including (without limitation) the additional twenty percent (20%) tax for which the Non-Employee Director would otherwise be liable under section 409A(a)(1)(B) of the Code in the absence of such deferral. Upon the expiration of the applicable deferral period, any compensation or benefits which would have otherwise been paid during that period (whether in a single sum or in installments) in the absence of this Section 16 shall be paid to the Non-Employee Director or his or her beneficiary in one lump sum.

17.  EFFECTIVE DATE OF THE PLAN AND DURATION

This Plan, as amended and restated, is effective January 1, 2024 and will remain in effect until the tenth (10th) anniversary of the approval of the Plan by the shareholders of the Company at the 2024 annual meeting or, if earlier, the date the Plan is terminated by the Committee or the Board of Directors as provided herein.

Directions to PACCAR Parts Distribution Center

PACCAR PARTS DISTRIBUTION CENTER

405 Houser Way North

Renton, WA 98057

425.254.4200

Driving Directions	Parking
From I-405 southbound	Attendants at the entrance gate will provide directions to available parking.
• Take Exit 5.
• Turn right at end of ramp.
• Merge into left lane and turn left onto Garden Ave. N.
• Turn left onto North 8th Street.
• Follow signs to Shareholder Event parking.
From I-405 northbound
• Take Exit 5.
• Turn left at end of ramp.
• Go through traffic light and down the hill.
• Merge into left lane and turn left onto Garden Ave. N.
• Turn left onto North 8th Street.
• Follow signs to Shareholder Event parking.

Shareowner Services P.O. Box 64945 St. Paul, MN 55164-0945

Address change? Mark box, sign, and indicate changes below: ☐

TO VOTE BY INTERNET OR PHONE, SEE REVERSE SIDE OF THIS PROXY CARD.

The Board of Directors Recommends a Vote “FOR” all the Director Nominees listed in Item 1.

1. Election of director nominees to serve for one-year terms

		FOR	AGAINST	ABSTAIN			FOR	AGAINST	ABSTAIN

01.	Mark C. Pigott	☐	☐	☐	07.	Roderick C. McGeary	☐	☐	☐

02.	Dame Alison J. Carnwath	☐	☐	☐	08.	Cynthia A. Niekamp	☐	☐	☐

03.	Franklin L. Feder	☐	☐	☐	09.	John M. Pigott	☐	☐	☐

04.	R. Preston Feight	☐	☐	☐	10.	Ganesh Ramaswamy	☐	☐	☐

Please fold here – Do not separate

05.	Kirk S. Hachigian	☐	☐	☐	11.	Mark A. Schulz	☐	☐	☐

06.	Barbara B. Hulit	☐	☐	☐	12.	Gregory M. E. Spierkel	☐	☐	☐

The Board of Directors Recommends a Vote “FOR” Item 2.

2. Approval of the Restricted Stock and Deferred Compensation Plan for Non-Employee Directors		☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote “FOR” Item 3.

3. Advisory resolution to approve executive compensation		☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote “FOR” Item 4.

4. Advisory vote on the ratification of independent auditors		☐	For	☐	Against	☐	Abstain

The Board of Directors Recommends a Vote of “THREE YEARS” for Item 5.

5. Advisory vote on the frequency of executive compensation votes	☐ 1 Year	☐	2 Years	☐	3 Years	☐	Abstain

The Board of Directors Recommends a Vote “AGAINST” Item 6.

6. Stockholder proposal regarding a report on climate-related policy engagement		☐	For	☐	Against	☐	Abstain

IMPORTANT: THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

WHEN PROPERLY EXECUTED THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR ALL THE DIRECTOR NOMINEES LISTED IN ITEM 1, FOR ITEMS 2, 3 AND 4, FOR THREE YEARS ON ITEM 5 AND AGAINST ITEM 6, AND IN THEIR DISCRETION UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Date

Signature(s) in Box

Please sign exactly as name(s) appears in type. Joint owners should each sign. When acting as attorney, executor, administrator, trustee, or guardian, please give full title. If a corporation or partnership, please sign full corporate or partnership name by authorized officer.

ANNUAL MEETING OF STOCKHOLDERS

Tuesday, April 30, 2024

10:30 a.m.

PACCAR Parts Distribution Center

405 Houser Way North

Renton, Washington 98057

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be held in person on Tuesday, April 30, 2024 at 10:30 a.m. at the PACCAR Parts Distribution Center, Renton, Washington. The proxy statement and annual report to stockholders are available and the Annual Meeting may be viewed on the Company’s website at www.paccar.com/2024annualmeeting/.

777 - 106th Avenue N.E. Bellevue, WA 98004
proxy

This proxy is solicited by the Board of Directors for use at the Annual Meeting on April 30, 2024.

The shares of common stock you hold of record on March 5, 2024 will be voted as you specify on the reverse side.

If the proxy is signed, dated and returned but no choice is specified, the proxy will be voted “FOR” all the Director Nominees listed in Item 1, “FOR” Items 2, 3 and 4, for “THREE YEARS” on Item 5 and “AGAINST” Item 6. By signing and dating the proxy, you revoke all prior proxies and appoint Mark C. Pigott and Mark A. Schulz, with full power of substitution, to vote your shares on the matters shown on the reverse side and to vote in their discretion on any other matters which may properly come before the Annual Meeting and all adjournments.

This proxy card also constitutes voting instructions to the Trustee of the PACCAR Inc Savings Investment Plan (SIP) to vote the interest of the undersigned in the shares of Common Stock of PACCAR held by the Trustee in the SIP. The shares will be voted by the Trustee in accordance with the voting instructions indicated on the reverse. If no voting instructions are timely received, the Trustee will vote the shares in direct proportion to the shares with respect to which it has received timely voting instructions, as provided in the SIP.

This proxy card also constitutes voting instructions to the record holder of the Employee Stock Purchase Plan (ESPP) to vote the interest of the undersigned in the shares of Common Stock of PACCAR held in the ESPP.

Vote by Internet, Phone or Mail

24 Hours a Day, 7 Days a Week

Your internet or phone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

INTERNET/MOBILE	PHONE	MAIL
www.proxypush.com/PCAR	1-866-883-3382
Use the internet to vote your proxy until 11:59 p.m. (CT) on April 29, 2024.	Use a touch-tone phone to vote your proxy until 11:59 p.m. (CT) on April 29, 2024.	Mark, sign and date your proxy card and return it in the postage-paid envelope provided.

If you vote your proxy by internet or by phone, you do NOT need to mail back your proxy card.